                                                                     Exhibit 4.1

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                        PREMIER ENTERTAINMENT BILOXI LLC
                     (d/b/a HARD ROCK HOTEL & CASINO BILOXI)

                          PREMIER FINANCE BILOXI CORP.

                              SERIES A AND SERIES B

                      10 3/4% FIRST MORTGAGE NOTES DUE 2012

                                 ---------------

                                    INDENTURE

                          Dated as of January 23, 2004

                                 ---------------

                         U.S. BANK NATIONAL ASSOCIATION

                                     Trustee


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

                             CROSS-REFERENCE TABLE*

     TRUST INDENTURE
     ACT SECTION                                                     INDENTURE SECTION
     310(a)(1).....................................................          7.10
          (a)(2)...................................................          7.10
          (a)(3)...................................................          N.A.
          (a)(4)...................................................          N.A.
          (a)(5)...................................................          7.10
          (b)......................................................          7.10
          (c)......................................................          N.A.
       311(a)......................................................          7.11
          (b)......................................................          7.11
          (c)......................................................          N.A.
       312(a)......................................................          2.05
          (b)......................................................         14.04
          (c)......................................................         14.04
       313(a)......................................................          7.06
          (b)(1)...................................................         10.04
          (b)(2)...................................................       7.06; 7.07
          (c)......................................................   7.06; 10.04; 14.03
          (d)......................................................          7.06
       314(a)......................................................   4.03; 14.03; 14.05
          (b)......................................................         10.03
          (c)(1)...................................................         14.05
          (c)(2)...................................................         14.05
          (c)(3)...................................................          N.A.
          (d)......................................................  10.04, 10.05, 10.06
          (e)......................................................      14.05; 14.06
          (f)......................................................          N.A.
       315(a)......................................................          7.01
          (b)......................................................      7.05, 14.03
          (c)......................................................          7.01
          (d)......................................................          7.01
          (e)......................................................          6.11
       316(a)(last sentence).......................................          2.09
          (a)(1)(A)................................................          6.05
          (a)(1)(B)................................................          6.04
          (a)(2)...................................................          N.A.
          (b)......................................................          6.07
          (c)......................................................          2.12
       317(a)(1)...................................................          6.08
          (a)(2)...................................................          6.09
          (b)......................................................          2.04
       318(a)......................................................         14.01
          (b)......................................................          N.A.
          (c)......................................................         14.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01    Definitions.................................................................................1
Section 1.02    Other Definitions..........................................................................28
Section 1.03    Incorporation by Reference of Trust Indenture Act..........................................29
Section 1.04    Rules of Construction......................................................................29

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01    Form and Dating............................................................................29
Section 2.02    Execution and Authentication...............................................................31
Section 2.03    Registrar and Paying Agent.................................................................31
Section 2.04    Paying Agent to Hold Money in Trust........................................................31
Section 2.05    Holder Lists...............................................................................32
Section 2.06    Transfer and Exchange......................................................................32
Section 2.07    Replacement Notes..........................................................................44
Section 2.08    Outstanding Notes..........................................................................44
Section 2.09    Treasury Notes.............................................................................45
Section 2.10    Temporary Notes............................................................................45
Section 2.11    Cancellation...............................................................................45
Section 2.12    Defaulted Interest.........................................................................45

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.........................................................................46
Section 3.02    Selection of Notes to Be Redeemed or Purchased.............................................46
Section 3.03    Notice of Redemption.......................................................................47
Section 3.04    Effect of Notice of Redemption.............................................................47
Section 3.05    Deposit of Redemption or Purchase Price....................................................47
Section 3.06    Notes Redeemed or Purchased in Part........................................................48
Section 3.07    Optional Redemption........................................................................48
Section 3.08    Mandatory Redemption.......................................................................49
Section 3.09    Mandatory Disposition Pursuant to Gaming Laws..............................................49
Section 3.10    Repurchase Offers..........................................................................50

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01    Payment of Notes...........................................................................51
Section 4.02    Maintenance of Office or Agency............................................................52
Section 4.03    Reports....................................................................................52
Section 4.04    Compliance Certificate.....................................................................53
Section 4.05    Taxes......................................................................................54
Section 4.06    Stay, Extension and Usury Laws.............................................................54
Section 4.07    Restricted Payments........................................................................54
Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries.............................56
Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Equity................................57

Section 4.10    Asset Sales................................................................................60
Section 4.11    Events of Loss.............................................................................61
Section 4.12    Transactions with Affiliates...............................................................62
Section 4.13    Liens......................................................................................63
Section 4.14    Line of Business...........................................................................63
Section 4.15    Construction...............................................................................63
Section 4.16    Offer to Repurchase Upon Change of Control.................................................63
Section 4.17    Use of Proceeds............................................................................64
Section 4.18    Additional Subsidiary Guarantees...........................................................64
Section 4.19    Limitation on Status as Investment Company.................................................65
Section 4.20    Designation of Restricted and Unrestricted Subsidiaries....................................66
Section 4.21    Sale and Leaseback Transactions............................................................66
Section 4.22    Insurance..................................................................................66
Section 4.23    Amendments to Certain Agreements...........................................................67
Section 4.24    Requirements of Ship Construction Contract; Execution and Delivery of Preferred
                Ship Mortgage and Documents to Register Vessel.............................................67
Section 4.25    Additional Collateral; Acquisition of Assets or Property; Increase Limits on Real
                Estate Title Policy........................................................................68
Section 4.26    Corporate Existence........................................................................68
Section 4.27    Further Assurances.........................................................................69
Section 4.28    Restrictions on Activities of Premier Finance Biloxi Corp..................................69
Section 4.29    Payments for Consent.......................................................................69

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01    Merger, Consolidation or Sale of Assets....................................................70
Section 5.02    Successor Corporation Substituted..........................................................70

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01    Events of Default..........................................................................71
Section 6.02    Acceleration...............................................................................73
Section 6.03    Other Remedies.............................................................................74
Section 6.04    Waiver of Past Defaults....................................................................74
Section 6.05    Control by Majority........................................................................74
Section 6.06    Limitation on Suits........................................................................75
Section 6.07    Rights of Holders of Notes to Receive Payment..............................................75
Section 6.08    Collection Suit by Trustee.................................................................75
Section 6.09    Trustee May File Proofs of Claim...........................................................75
Section 6.10    Priorities.................................................................................76
Section 6.11    Undertaking for Costs......................................................................76
Section 6.12    Hard Rock Approval of a Receiver...........................................................76

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01    Duties of Trustee..........................................................................77
Section 7.02    Rights of Trustee..........................................................................78
Section 7.03    Individual Rights of Trustee...............................................................78
Section 7.04    Trustee's Disclaimer.......................................................................78
Section 7.05    Notice of Defaults.........................................................................79
Section 7.06    Reports by Trustee to Holders of the Notes.................................................79

Section 7.07    Compensation and Indemnity.................................................................79
Section 7.08    Replacement of Trustee.....................................................................80
Section 7.09    Successor Trustee by Merger, etc...........................................................81
Section 7.10    Eligibility; Disqualification..............................................................81
Section 7.11    Preferential Collection of Claims Against Issuers..........................................81
Section 7.12    Authorization of Trustee to Take Other Action..............................................81

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance...................................82
Section 8.02    Legal Defeasance and Discharge.............................................................82
Section 8.03    Covenant Defeasance........................................................................83
Section 8.04    Conditions to Legal or Covenant Defeasance.................................................83
Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                Provisions.................................................................................84
Section 8.06    Repayment to Premier.......................................................................85
Section 8.07    Reinstatement..............................................................................85

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes........................................................85
Section 9.02    With Consent of Holders of Notes...........................................................86
Section 9.03    Compliance with Trust Indenture Act........................................................88
Section 9.04    Revocation and Effect of Consents..........................................................88
Section 9.05    Notation on or Exchange of Notes...........................................................88
Section 9.06    Trustee to Sign Amendments, etc............................................................88

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01   Security...................................................................................89
Section 10.02   Security Interest During an Event of Default...............................................89
Section 10.03   Recording and Opinions.....................................................................90
Section 10.04   Release of Collateral......................................................................91
Section 10.05   Certificates of the Issuers................................................................91
Section 10.06   Certificates of the Trustee................................................................91
Section 10.07   Protection of the Trust Estate.............................................................92
Section 10.08   Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.........92
Section 10.09   Trustee's Duties...........................................................................92
Section 10.10   Authorization of Receipt of Funds by the Trustee Under the Collateral Documents............93
Section 10.11   Termination of Security Interest...........................................................93
Section 10.12   Cooperation of Trustee.....................................................................93

                                   ARTICLE 11.
                              SUBSIDIARY GUARANTEES

Section 11.01   Guarantee..................................................................................94
Section 11.02   Limitation on Guarantor Liability..........................................................95
Section 11.03   Execution and Delivery of Subsidiary Guarantee.............................................95
Section 11.04   Guarantors May Consolidate, etc., on Certain Terms.........................................96
Section 11.05   Releases...................................................................................96

                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01   Satisfaction and Discharge.................................................................97
Section 12.02   Application of Trust Money.................................................................98

                                   ARTICLE 13.
                           JOINT AND SEVERAL LIABILITY

Section 13.01   Joint and Several Liability................................................................99

                                   ARTICLE 14.
                                  MISCELLANEOUS

Section 14.01   Trust Indenture Act Controls..............................................................100
Section 14.02   Hard Rock License Agreement Acknowledgement...............................................100
Section 14.03   Notices...................................................................................100
Section 14.04   Communication by Holders of Notes with Other Holders of Notes.............................101
Section 14.05   Certificate and Opinion as to Conditions Precedent........................................102
Section 14.06   Statements Required in Certificate or Opinion.............................................102
Section 14.07   Rules by Trustee and Agents...............................................................102
Section 14.08   No Personal Liability of Directors, Officers, Employees and Equityholders.................102
Section 14.09   Governing Law.............................................................................103
Section 14.10   No Adverse Interpretation of Other Agreements.............................................103
Section 14.11   Successors................................................................................103
Section 14.12   Severability..............................................................................103
Section 14.13   Counterpart Originals.....................................................................103
Section 14.14   Benefit of Indenture......................................................................103
Section 14.15   Mississippi Gaming Control Act............................................................103
Section 14.16   Table of Contents, Headings, etc..........................................................104

                                    EXHIBITS

Exhibit A-1  FORM OF 144A GLOBAL NOTE
Exhibit A-2  FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF SUBSIDIARY GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE
Exhibit G    FORM OF FF&E INTERCREDITOR AGREEMENT
Exhibit H    FORM OF MISSISSIPPI BOND INDENTURE
Exhibit I    FORM OF MISSISSIPPI BOND LOAN AGREEMENT
Exhibit J    FORM OF MISSISSIPPI BOND PURCHASE CONTRACT
Exhibit K    FORM OF PREFERRED SHIP MORTGAGE
Exhibit L    FORM OF CASINO VESSEL TITLE POLICY COMMITMENT
Exhibit M    FORM OF OPINION OF COUNSEL RE: PREFERRED SHIP MORTGAGE

     INDENTURE dated as of January 23, 2004, among Premier Entertainment Biloxi LLC (d/b/a Hard Rock Hotel & Casino Biloxi), a Delaware limited liability company ("PREMIER"), Premier Finance Biloxi Corp., a Delaware corporation ("PREMIER FINANCE") and U.S. Bank National Association, as trustee.

     Premier, Premier Finance and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 10 3/4% First Mortgage Notes due 2012 (the "NOTES"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   DEFINITIONS.

     "144A GLOBAL NOTE" means a Global Note substantially in the form of EXHIBIT A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "AA CAPITAL" means AA Capital Equity Fund, L.P., a Delaware limited partnership and AA Capital Biloxi Co-Investment Fund, L.P., a Delaware limited partnership.

     "ACQUIRED DEBT" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "ADDITIONAL NOTES" means up to $30.0 million aggregate principal amount of additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes; PROVIDED that the incurrence of such Indebtedness represented by the such additional Notes is incurred pursuant to Section 4.09(b)(3) hereof.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "ARCHITECT" means Paul Steelman, Ltd., a Nevada corporation.

     "ARCHITECT AGREEMENT" means the Abbreviated Standard Form of Agreement Between Owner and Architect, dated as of November 21, 2003, between Premier and the Architect, as in effect on the date of this Indenture or as amended in accordance with Section 4.23 hereof.

     "ASSET SALE" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of Premier and its Restricted Subsidiaries taken as a whole will be governed by Section 4.16 hereof and Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

     (2) the issuance of Equity Interests by any of Premier's Restricted Subsidiaries or the sale of Equity Interests by Premier in any of its Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

     (2) a transfer of assets between or among Premier and its Restricted Subsidiaries;

     (3) an issuance of Equity Interests by a Restricted Subsidiary of Premier to Premier or to another Restricted Subsidiary;

     (4) the sale, lease or other disposition of products, equipment, inventory, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

     (5)  the sale or other disposition of cash or Cash Equivalents; and

     (6) a Restricted Payment that is permitted under Section 4.07 hereof or a Permitted Investment.

     "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; PROVIDED, HOWEVER, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "BILOXI GAMING LICENSE" means any license, permit, franchise or other authorization from any Gaming Authority necessary at any time to own, lease, operate or otherwise conduct the business of the Hard Rock Hotel & Casino Biloxi.

     "BOARD OF DIRECTORS" means:

     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership;

     (3) with respect to a limited liability company, the managing member or members, any controlling committee of managing members or the board of managers thereof; and

     (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "CAPITAL STOCK" means:

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "CASH EQUIVALENTS" means:

     (1)  United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "CASINO VESSEL" means the water-based gaming platform or platforms on which the casino portion of the Hard Rock Hotel & Casino Biloxi is located.

     "CASINO VESSEL TITLE POLICY" means the title policy covering the Casino Vessel issued upon the recording of the Preferred Ship Mortgage (or, if the Casino Vessel is constructed as two distinct vessels, two Preferred Ship Mortgages) by First American Title Insurance Company, naming the trustee as additional insured.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Premier and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than (i) AA Capital or its Related Parties or
          (ii) GAR, LLC;

     (2) the liquidation or dissolution of, or the adoption of a plan relating to the liquidation or dissolution of, either of the Issuers or any successor thereto;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than (i) AA Capital and its Related Parties or (ii) GAR, LLC, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Premier, measured by voting power rather than by number of shares;

     (4) after an initial public offering of the common stock of Premier or any Person that, directly or indirectly, Beneficially Owns more than 50% of the Voting Stock of Premier, measured by voting power rather than by number of shares, the first day on which a majority of the members of the Board of Directors of Premier are not Continuing Directors; or

     (5) the sale, transfer or other disposition by AA Capital to a third party who is not an Affiliate of AA Capital, other than to GAR, LLC, of (i) more than 75% of the Class A Preferred Units held by AA Capital as of the date hereof (which units shall represent 100% of the Class A Preferred Units issued and outstanding as of the date hereof) or (ii) more than 75% of the Class B Common Units held by AA Capital as of the date hereof (which units shall represent 100% of the Class B Preferred Units issued and outstanding as of the date hereof).

     "CITY OF BILOXI LEASE" means the Lease and Air Rights Agreement, dated November 18, 2003, between the City of Biloxi, a municipal corporation organized and existing under the laws of the State of Mississippi and Premier, as in effect on the date of this Indenture or as amended in accordance with Section
4.23 hereof.

     "CLASS A PREFERRED UNITS" means the Class A Preferred Units of Premier issued and outstanding as of the date of this Indenture.

     "CLASS B COMMON UNITS" means the Class B Common Units of Premier issued and outstanding as of the date of this Indenture.

     "CLEARSTREAM" means Clearstream Banking, S.A.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" means all assets and properties pledged or assigned, purported to be pledged or assigned or required to be pledged or assigned to the Trustee on behalf of Holders of Notes under this Indenture and the Collateral Documents.

     "COLLATERAL DOCUMENTS" means, collectively, the Disbursement Agreement; the Pledge and Security Agreement; the Membership Interest Pledge Agreement; the Deed of Trust; the Preferred Ship Mortgages; the Subordination, Non-Disturbance and Attornment Agreement (Cafe Lease); the Subordination, Non-Disturbance and Attornment Agreement (Retail Store Lease); the Consent and Agreement (Owner Contractor Agreement); the Consent and Agreement (Architectural Services Agreement); the Consent and Acknowledgement Agreement; the Tenant Estoppel Certificate (Cafe Lease); the Tenant Estoppel Certificate (Retail Store Lease); all UCC filings related to the security interests granted by any of the foregoing documents and any other document or instrument providing for a lien on or security interest in any real or personal tangible or intangible property as security for any or all of the Obligations of the Issuers under this Indenture and the Notes or any of the foregoing documents.

     "CONSENT AND ACKNOWLEDGEMENT AGREEMENT" means the Consent and Acknowledgement Agreement, dated as of the date of this Indenture, among Hard Rock Licensing, Hard Rock (STP), the Issuers, the Trustee for the benefit of the Holders of the Notes, GAR, LLC and AA Capital, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "CONSENT AND AGREEMENT (ARCHITECTURAL SERVICES AGREEMENT)" means the Consent and Agreement (Architectural Services Agreement), dated as of the date of this Indenture, among the Architect, the

Issuers and the Trustee for the benefit of the Holders of the Notes, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "CONSENT AND AGREEMENT (OWNER CONTRACTOR AGREEMENT)" means the Consent and Agreement (Owner Contractor Agreement), dated as of the date of this Indenture, among the Construction Manager, the Issuers and the Trustee for the benefit of the Holders of the Notes, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS, without duplication:

     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS

     (2) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income; PLUS

     (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing Consolidated Net Income; PLUS

     (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS

     (5) any pre-opening expenses that were deducted in computing Consolidated Net Income on a consolidated basis and determined in accordance with GAAP; MINUS

     (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Premier will be added to Consolidated Net Income to compute Consolidated Cash Flow of Premier only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Premier by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its equityholders.

     "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that:

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     (1)  subject to clause (4) below, the Net Income (but not loss) of any
          Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

     (3) the cumulative effect of a change in accounting principles shall be excluded; and

     (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries.

     "CONSTRUCTION DISBURSEMENT ACCOUNT" means the Construction Disbursement Account (as defined in the Disbursement Agreement) to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Disbursement Agreement.

     "CONSTRUCTION MANAGER" means Roy Anderson Corp., a Mississippi corporation.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Premier who:

     (1)  was a member of such Board of Directors on the date of this Indenture;
          or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" will be at the address of the Trustee specified in Section 14.03 hereof or such other address as to which the Trustee may give notice to Premier.

     "DEED OF TRUST" means the Construction Deed of Trust, Leasehold Deed of Trust and Fixture Filing, with Assignment of Leases and Rents, dated as of the date of this Indenture, by Premier in favor of Stratton Bull, as real estate trustee, for the benefit of the Trustee for the benefit of the Holders of the Notes, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of EXHIBIT A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and

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all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "DISBURSEMENT AGENT" means the Disbursement Agent as defined in the Disbursement Agreement.

     "DISBURSEMENT AGREEMENT" means the Cash Collateral and Disbursement Agreements dated as of the date of this Indenture, among the Issuers, the Trustee, the Independent Construction Consultant and the Disbursement Agent, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Premier to repurchase such Capital Stock upon the occurrence of a change of control, an asset sale or an event of loss will not constitute Disqualified Stock if the terms of such Capital Stock provide that Premier may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Premier and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (1) any loss, destruction or damage of such property or asset; (2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (3) any settlement in lieu of clause (2) above.

     "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning ascribed thereto in the Registration Rights Agreement.

     "EXCHANGE NOTE" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

     "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Premier (unless otherwise provided in the Indenture).

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     "FF&E" means furniture, fixtures and equipment used in the ordinary course of business of Premier and its Restricted Subsidiaries.

     "FF&E FINANCING" means Indebtedness the proceeds of which are used solely to finance the acquisition by Premier of, or the entry into a capital lease by Premier with respect to, FF&E, PROVIDED that neither such acquisition nor any such capital lease for such FF&E shall be required to be completed or entered into, respectively, at the time of incurrence of such Indebtedness.

     "FF&E INTERCREDITOR AGREEMENT" means the FF&E Intercreditor Agreement in the form attached as EXHIBIT G hereto, to be executed by Premier, the Trustee and a lender of Indebtedness pursuant to clause (6) of the definition of "Permitted Liens" or as amended in accordance with Article 9 hereof.

     "FINAL PLANS" with respect to any particular work or improvement means Plans which (1) have received all approvals from all governmental authorities necessary to commence construction of such work or improvements and (2) contain sufficient specificity to permit the completion of the work or improvement.

     "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases, retires or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance, retirement or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

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     (4)  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

     (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

     (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

     "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; PLUS

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS

     (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS

     (4) the product of (a) all dividends and other distributions, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, other than (i) non-cash dividends and other non-cash distributions on the Class A Preferred Units issued on the date of this Indenture and (ii) dividends and other distributions on Equity Interests payable solely in Equity Interests of Premier (other than Disqualified Stock) or to Premier or a Restricted Subsidiary of Premier, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or limited liability company, the combined federal, state and local income tax rate that was or would have been used to calculate the Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

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     "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, including, without limitation, the Mississippi Gaming Commission, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Premier or any of its Subsidiaries.

     "GAMING LAW" means any gaming law or regulation, including the interpretations thereof by and the policies of any Gaming Authority, of any jurisdiction or jurisdictions to which Premier or any of its Subsidiaries is, or may at any time after the date of the indenture, be subject.

     "GAMING LICENSE" means any license, permit, franchise or other authorization from any Gaming Authority necessary at any time to own, lease, operate or otherwise conduct the business of Premier or any of its Restricted Subsidiaries.

     "GAR, LLC" means GAR, LLC, a Mississippi limited liability company with the membership as set forth on EXHIBIT A to the Amended and Restated Limited Liability Company Operating Agreement of GAR, LLC, dated as of May 12, 2003, among Roy Anderson III, David Scott Ross, Gregg Giuffria and James Keith Wallace.

     "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

     "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

     "GOVERNMENT SECURITIES" means securities that are:

     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in

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respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

     "GUARANTOR" means any Restricted Subsidiary acquired or created by Premier or any of its Restricted Subsidiaries after the date of this Indenture that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and such Restricted Subsidiaries' respective successors and assigns

     "HARD ROCK CAFE LEASE" means the Lease Agreement (Cafe), dated as of December 31, 2003 between Hard Rock (STP) and Premier, as in effect on the date of this Indenture or as amended in accordance with Section 4.23 hereof.

     "HARD ROCK HOTEL & CASINO BILOXI" means the project to design, develop, construct, equip and operate a casino hotel, land based pavilion, parking structure and other amenities in Biloxi, Mississippi, as described in the Offering Memorandum.

     "HARD ROCK LICENSE AGREEMENT" means the License Agreement, dated as of
May 15, 2003, between Hard Rock Licensing and Premier, as in effect on the date of this Indenture or as amended in accordance with Section 4.23 hereof.

     "HARD ROCK LICENSING" means Hard Rock Hotel Licensing, Inc., a Florida corporation.

     "HARD ROCK MEMORABILIA LEASE" means the Memorabilia Lease attached as EXHIBIT C to the Hard Rock License Agreement as in effect on the date of this Indenture to be entered into between Hard Rock (STP) and Premier prior to the Initial Operating Date, as amended in accordance with Section 4.23 hereof.

     "HARD ROCK RETAIL STORE LEASE" means the Lease Agreement (Retail Store), dated as of December 31, 2003 between Hard Rock (STP) and Premier, as in effect on the date of this Indenture or as amended in accordance with Section 4.23 hereof.

     "HARD ROCK (STP)" means Hard Rock Cafe International (STP), Inc., a New York corporation.

     "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "HOLDER" means a Person in whose name a Note is registered.

     "HRC COMPETITOR" means (1) Planet Hollywood, Motown Cafe, House of Blues, Rainforest Cafe, Country Star, Harley Davidson Cafe, ESPNZone, TGI Fridays, Chili's, Applebee's, Houlihans or Bennigans; (2) a restaurant chain (a) operating under the same name in six or more Metropolitan Statistical Areas, (b) with theme-related icons or memorabilia displayed throughout the premises in a museum or collection type manner and (c) which derives greater than 10% of its gross revenues from the sale of merchandise or (3) any American dining theme-restaurant whose primary business is the sale of hamburgers or bar-b-que.

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     "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1)  in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3)  in respect of banker's acceptances;

     (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

     (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INDEPENDENT CONSTRUCTION CONSULTANT" means the independent construction consultant retained in connection with the construction of the Hard Rock Hotel & Casino Biloxi as set forth in the Disbursement Agreement, or any successor independent construction consultant appointed by the Trustee pursuant to the terms of the Disbursement Agreement.

     "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "INITIAL NOTES" means the first $160.0 million aggregate principal amount of Notes issued under this Indenture on the date of this Indenture.

     "INITIAL OPERATING DATE" means the first time that:

     (1) all Biloxi Gaming Licenses have been granted and have not been revoked or suspended;

     (2) all Liens (other than Permitted Liens), if any, related to the development, construction and equipping of, and beginning operations at, the Hard Rock Hotel & Casino Biloxi have been discharged or, if payment is not yet due or if such payment is contested in good faith by Premier, sufficient funds remain in the Construction Disbursement Account to discharge such Liens and Premier has taken any action (including the institution of legal proceedings) necessary to prevent the sale of any or all of the Hard Rock Hotel & Casino Biloxi or the real property on which the Hard Rock Hotel & Casino Biloxi will be constructed;

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     (3)  the Independent Construction Consultant shall deliver a certificate to the Trustee certifying that the Hard Rock Hotel & Casino Biloxi is substantially complete in all material respects in accordance with the Final Plans and all applicable laws, ordinances and regulations;

     (4) the Hard Rock Hotel & Casino Biloxi is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business;

     (5) the Hard Rock Hotel & Casino Biloxi is open to the public and operating with the Minimum Facilities;

     (6) the Hard Rock Hotel & Casino Biloxi is open to the public and operating in accordance with applicable law in all material respects; and

     (7) a permanent or temporary certificate of occupancy has been issued for the Hard Rock Hotel & Casino Biloxi by the appropriate governmental authorities.

     "INITIAL PURCHASERS" means Banc of America Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce Fenner and Smith Incorporated.

     "INTEREST RESERVE ACCOUNT" means the Interest Reserve Account (as defined in the Disbursement Agreement) to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Disbursement Agreement.

     "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Premier or any Subsidiary of Premier sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Premier such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Premier, Premier will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Premier's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by Premier or any Subsidiary of Premier of a Person that holds an Investment in a third Person will be deemed to be an Investment by Premier or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

     "ISSUERS" means Premier, Premier Finance and any all successors to either of them.

     "KEY PROJECT ASSETS" means (1) any land underlying, or necessary for access to or operation of, the Hard Rock Hotel & Casino Biloxi, (2) any improvements on any land underlying, or necessary for access to or operation of, the Hard Rock Hotel & Casino Biloxi, (3) the parking garage described as a part of the Hard Rock Hotel & Casino Biloxi in the Offering Memorandum and (4) the Casino Vessel.

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     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "LIQUIDATED DAMAGES" means all Liquidated Damages then owing pursuant to the Registration Rights Agreement.

     "MEMBERSHIP INTEREST PLEDGE AGREEMENT" means the Premier Entertainment Biloxi LLC Pledge and Security Agreement (Pledged Equity Interests) dated as of the date of this Indenture, by GAR, LLC, AA Capital and Premier in favor of the Trustee for the benefit of the Holders of the Notes, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "MINIMUM FACILITIES" means, with respect to the Hard Rock Hotel & Casino Biloxi, a casino with at least 1,350 slot machines and 45 table games, a hotel with at least 275 hotel rooms, three restaurants with seating for at least 1,000 people (including, without limitation, a Hard Rock Cafe), three bars (including, without limitation, the top floor lounge), a 900 person capacity Hard Rock Live! branded entertainment venue and a parking structure for at least 1440 vehicles.

     "MISSISSIPPI BOND INDENTURE" means the Trust Indenture, substantially in the form attached hereto as EXHIBIT H, between the Mississippi Business Finance Corporation and U.S. Bank National Association, as amended in accordance with
Section 4.23 hereof.

     "MISSISSIPPI BOND FINANCING DOCUMENTS" means, collectively the Mississippi Bond Indenture, the Mississippi Bond Loan Agreement, the Mississippi Bond Purchase Contract, the Series 2004 Bonds and the Series 2004 Note.

     "MISSISSIPPI BOND LOAN AGREEMENT" means the Loan Agreement, substantially in the form attached hereto as EXHIBIT I, between the Mississippi Business Finance Corporation and Premier, as amended in accordance with the Section 4.23 hereof.

     "MISSISSIPPI BOND PURCHASE CONTRACT" means the Bond Purchase Contract, substantially in the form attached hereto as EXHIBIT J, between the Mississippi Business Finance Corporation and Premier Finance Biloxi Corp., as amended in accordance with Section 4.23 hereof.

     "MISSISSIPPI BUSINESS FINANCE CORPORATION" means the Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi.

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     "MUSIC-THEMED FACILITY" means a facility (including a hotel) that includes in its name, is licenses or endorsed by, or has a substantial portion of its design based on, or is otherwise identified with, music, any genre of music, any musician, musical personality or musical group.

     "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends or distributions on preferred interests, excluding, however:

     (1) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary gain (but not loss),

less, in each case of any Person that is a partnership or a limited liability company, the Tax Amount of such Person for such period.

     "NET LOSS PROCEEDS" means the aggregate cash proceeds received by Premier or any of its Restricted Subsidiaries in respect of an Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof and taxes or Tax Distributions attributable to such Net Loss) and amounts required to be applied and that are applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Event of Loss.

     "NET PROCEEDS" means the aggregate cash proceeds received by Premier or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes or Tax Distributions attributable to such Asset Sale paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "NON-RECOURSE DEBT" means Indebtedness:

     (1) as to which neither Premier nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Premier or any of its Restricted Subsidiaries to declare a default on such other

          Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Premier or any of its Restricted Subsidiaries.

     "NOTES" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     "NON-U.S. PERSON" means a Person who is not a U.S. Person.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFERING" means the issuance and sale of the Notes on the date of this Indenture.

     "OFFERING MEMORANDUM" means the Offering Memorandum, dated January 15, 2004, related to the Offering, as amended or supplemented.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of each of the Issuers (i) prior to the Initial Operating Date by one Officer of each of the Issuers, whom must be the principal executive officer of such Issuer and (ii) after the Initial Operating Date, two Officers of each of the Issuers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of each of the Issuer, in each case that meet the requirements of Section 14.06 hereof.

     "OPERATING" means:

     (1)  no Biloxi Gaming License has been revoked or suspended;

     (2) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the development, construction and equipping of, and beginning operations at, the Hard Rock Hotel & Casino Biloxi have been discharged or, if payment is not yet due or if such payment is contested in good faith by Premier, sufficient funds remain in the Construction Disbursement Account to discharge such Liens;

     (3) the Hard Rock Hotel & Casino Biloxi is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; and

     (4) the Hard Rock Hotel & Casino Biloxi is open to the public, operating with the Minimum Facilities and operating in accordance with applicable law in all material respects.

     "OPERATING DEADLINE" means December 31, 2005.

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     "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 14.06 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

     "OWNER CONTRACTOR AGREEMENT" means the Agreement Between Owner and Contractor, dated as of December 24, 2003, between Premier and the Construction Manager, as in effect on the date of this Indenture or as amended in accordance with Section 4.23 hereof.

     "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "PERMITTED BUSINESS" means the gaming business and other businesses necessary for, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming business (including developing and operating lodging facilities, retail and restaurant facilities, entertainment facilities, food and beverage distribution operations, transportation services or other activities or enterprises related to the foregoing and any additions or improvements thereto) and any business that is a reasonable extension, development or expansion of any of the foregoing.

     "PERMITTED C-CORP. REORGANIZATION" means a transaction resulting in Premier or any of its Restricted Subsidiaries becoming a subchapter "C" corporation under the Code; PROVIDED that, in connection with such transaction:

     (1) the entity resulting from such transaction is organized and existing under the laws of any state of the United States or the District of Columbia;

     (2) the entity resulting from such transaction assumes in writing all of the obligations of Premier or any of its Restricted Subsidiaries under this Indenture, the Notes, the Collateral Documents and any FF&E Intercreditor Agreement and all other documents and instruments to which Premier or the Restricted Subsidiary is a party (other than any documents and instruments that, individually or in the aggregate, are not material to Premier or the Restricted Subsidiary);

     (3) the Trustee is given not less than 15 days' advance written notice of such transaction and evidence satisfactory to the Trustee (including, without limitation, title insurance and a satisfactory opinion of counsel) regarding the maintenance of the perfection and priority of liens granted, or intended to be granted, in favor of the Trustee in the Collateral following such transaction;

     (4)  such transaction would not cause or result in an Event of Default;

     (5) such transaction would not result in the loss or suspension or material impairment of any Gaming Licenses, unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

     (6) such transaction would not require any Holder or Beneficial Owner of the Notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction; PROVIDED that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction;

     (7) Premier or the applicable Restricted Subsidiary shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that none of Premier, any of its Restricted Subsidiaries or any of the Holders of the Notes will recognize income, gain or loss for the U.S. federal or state income tax purposes as a result of such transaction; and

     (8) Premier shall have delivered to the Trustee a certificate of the chief financial officer of Premier that the conditions in clauses (1) through (7) have been satisfied.

     "PERMITTED INVESTMENTS" means:

     (1)  any Investment in Premier or in a Restricted Subsidiary of Premier;

     (2)  any Investment in Cash Equivalents or Government Securities;

     (3) any Investment by Premier or any Restricted Subsidiary of Premier in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of Premier; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Premier or a Restricted Subsidiary of Premier;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

     (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Premier;

     (6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Premier or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes with Persons who are not Affiliates of Premier or any of its Restricted Subsidiaries;

     (7)  Investments represented by Hedging Obligations;

     (8) loans or advances to employees made in the ordinary course of business of Premier or a Restricted Subsidiary of Premier in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

     (9) any Investment made in settlement of gambling debts incurred by patrons of any casino owned or operated by Premier or any of its Restricted Subsidiaries which settlements have been entered into in the ordinary course of business;

     (10) other Investments in any Person other than an Affiliate of Premier or any of its Restricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
          (10) that are at the time outstanding, not to exceed $1.0 million; and

     (11) Investments represented by the Series 2004 Bonds.

     "PERMITTED LIENS" means:

     (1) Liens on the assets of the Issuers created by this Indenture and the Collateral Documents;

     (2)  Liens in favor of the Issuers or any Guarantor;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Premier or any Restricted Subsidiary of Premier; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Premier or any of its Restricted Subsidiaries;

     (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Premier or any Restricted Subsidiary of Premier, PROVIDED that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure FF&E Financing permitted by clause (3) of Section 4.09(b) hereof covering only the FF&E acquired with such FF&E Financing, or, if the FF&E so acquired with such FF&E Financing is to be located on the Casino Vessel, a lien under a second ship mortgage on the Casino Vessel, PROVIDED, HOWEVER, that this clause (6) shall not apply to any FF&E Financing that is in the form of Additional Notes; PROVIDED, FURTHER, that if such lien is on the Casino Vessel, the holder of such lien must enter into an FF&E Intercreditor Agreement;

     (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

     (8) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

     (9) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

     (10) Liens created for the benefit of (or to secure) the Notes (or Guarantees of the Notes);

     (11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture, but only to the extent such Permitted Refinancing Indebtedness is not in the form of Additional Notes; PROVIDED, HOWEVER, that:

          (a) such Permitted Refinancing Indebtedness is not exchanged for, and the net proceeds thereof are not used to refund, refinance, replace, defease or discharge any Notes;

          (b) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

          (c) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

     (12) Liens imposed by operation of federal admiralty law incurred in the ordinary course of business, and Liens on deposits made to obtain the release of such Liens, if (a) for charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, properly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as is required in conformity has been made therefore, and (b) Premier is otherwise in compliance with the terms and conditions of the Preferred Ship Mortgage applicable to such Lien, including, without limitation, (i) Liens for the wages of a stevedore, (ii) Liens for general average contribution, (iii) Liens for unpaid crew wages and (iv) Liens for salvage costs;

     (13) Liens on assets or property of Premier or any its Restricted Subsidiaries arising by reason of any attachment or judgment not constituting an Event of Default under this Indenture, so long as:

          (a) such Liens are being contested in good faith by appropriate proceedings, and

          (b) such Liens are adequately bonded or adequate reserves have been established on the books of the applicable Person in accordance with GAAP; and

     (14) Liens contemplated by the Mississippi Bond Financing Documents.

     "PERMITTED RANK PAYMENTS" means each of the following:

          (1) payments of interest due to Rank as set forth in Section 3.1 of the Rank Note;

          (2) payments of other fees and expenses due to Rank under Section 9.6(a) of the Rank Investment Agreement (excluding fees and expenses due under such Section 9.6(a) in connection with the enforcement or protection of Rank's rights in relation to the Rank Investment Agreement and the other Investment Documents (as defined in the Rank Investment Agreement) to the extent incurred in connection with an Exercise of Remedies (as defined in the Rank Intercreditor Agreement) by Rank that is not permitted under the terms of the Rank Intercreditor Agreement, but including payments of interest, fees and expenses missed as a result of a Blocking Event (as defined in the Rank Intercreditor Agreement) under the Rank Intercreditor Agreement that has occurred but is no longer continuing;

          (3) prepayments of amounts due to Rank under the Rank Note in the place, time and manner required pursuant to Section 2.7(a) of the Rank Investment Agreement upon the occurrence of a Change of Control on the 91st day immediately following the Change of Control Payment Date;

          (4) prepayments of amounts due to Rank under the Rank Note in the place, time and manner required pursuant to Section 2.7(a) of the Rank Investment Agreement upon the occurrence of the events described in Section 2.7(a)(ii) of the Rank Investment Agreement; and

          (5) prepayments of amounts due to Rank under the Rank Note pursuant to
     Section 2,7(b) of the Rank Investment Agreement; PROVIDED, that at the time of any such payment:

               (a) Premier's long-term Indebtedness, after giving effect to such payment, will be less than $165.0 million;

               (b) the Hard Rock Hotel & Casino Biloxi shall have been Operating for at least four fiscal quarters beginning after the Initial Operating Date;

               (c) Premier's Consolidated Cash Flow for the four most recent full fiscal quarters in which the Hard Rock Hotel & Casino Biloxi has been Operating is at least $33.0 million;

               (d) Premier shall have at least $10.0 million of cash on hand after giving effect to such payment; and

               (e) the ratings on the Notes issued under this Indenture by each of Moody's Investor Services, Inc. and Standard & Poor's Ratings Group, respectively, are equal to or higher than the respective ratings by each of Moody's Investor Services, Inc. and Standard & Poor's Ratings Group when the Notes were issued on the date of this Indenture.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Premier or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of Premier or any of its Restricted Subsidiaries (other than intercompany indebtedness); PROVIDED, HOWEVER, that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

     (2) to the extent that such Permitted Refinancing Indebtedness is not in the form of Additional Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by Premier or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "PLANS" means all drawings, plans and specifications prepared by or on behalf of Premier as the same may be amended or supplemented from time to time as specified in the Disbursement Agreement and, if required, submitted to and approved by the appropriate regulatory authorities, which describe and show the Hard Rock Hotel & Casino Biloxi and the labor and materials necessary for the construction thereof.

     "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement dated as of the date of this Indenture, by the Issuers in favor of the Trustee for the benefit of the Holders of the Notes, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "PREFERRED SHIP MORTGAGES" means the First Preferred Ship Mortgage on each barge comprising the Casino Vessel to be executed by Premier in favor of the Trustee for the benefit of the Holders of the Notes pursuant to Section 4.24 hereof each in the form attached hereto as EXHIBIT K, or as amended from to time in accordance with Article 9 hereof.

     "PREMIER" has the meaning set forth in the preamble to this Indenture.

     "PREMIER FINANCE" has the meaning set forth in the preamble to this Indenture.

     "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "RANK" means Rank America, Inc. a Delaware corporation.

     "RANK AGREEMENTS" means collectively, the Rank Note and the Rank Investment Agreement, as in effect on the date of this Indenture or as amended in accordance with the Rank Intercreditor Agreement.

     "RANK INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the date of this Indenture, among the Issuers, the Trustee and Rank, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "RANK INVESTMENT AGREEMENT" means the Investment Agreement, dated as of the date of this Indenture, between Rank and the Issuers, as in effect on the date of this Indenture or as amended in accordance with the Rank Intercreditor Agreement.

     "RANK NOTE" means the $10.0 million 15.0% Junior Subordinated Promissory Note due 2012 executed by Issuers in favor of Rank, as in effect on the date of the this Indenture or as amended in accordance with the Rank Intercreditor Agreement.

     "REAL ESTATE TITLE POLICY" means the title policy covering the owned and leased real property comprising the Hard Rock Hotel & Casino Biloxi to be issued on the date of the Indenture by First American Title Insurance Company, naming the Trustee as additional insured.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated the date of this Indenture, among the Issuers and the Initial Purchasers.

     "REGULATION S" means Regulation S promulgated under the Securities Act.

     "REGULATION S GLOBAL NOTE" means a Regulatory S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "REGULATION S PERMANENT GLOBAL NOTE" means a permanent Global Note in the form of EXHIBIT A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global Note in the form of EXHIBIT A-2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "RELATED PARTY" means:

     (1) any controlling stockholder or 80% (or more) owned Subsidiary of AA Capital; or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of AA Capital and/or such other Persons referred to in the immediately preceding clause (1).

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

     "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "RULE 144" means Rule 144 promulgated under the Securities Act.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "RULE 903" means Rule 903 promulgated under the Securities Act.

     "RULE 904" means Rule 904 promulgated under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "SERIES 2004 BONDS" means the Mississippi Business Finance Corporation Industrial Development Bonds, Series 2004 (Premier Entertainment Biloxi, LLC Project) issued by the Mississippi Business Finance Corporation to Premier Finance Biloxi Corp. pursuant to the Mississippi Bond Indenture and the Mississippi Bond Purchase Contract in an aggregate principal amount not to exceed $60,000,000.

     "SERIES 2004 NOTE" means the Promissory Note executed by Premier in favor of the Mississippi Business Finance Corporation pursuant to the Mississippi Bond Loan Agreement in an aggregate principal amount not to exceed $60,000,000.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHELF REGISTRATION STATEMENT" has the meaning ascribed thereto in the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (CAFE LEASE)" means the Subordination, Non-Disturbance and Attornment Agreement dated as of the date of this Indenture, between the Trustee and Hard Rock (STP), with respect to the Hard Rock Cafe Lease, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (RETAIL STORE LEASE)" means the Subordination, Non-Disturbance and Attornment Agreement dated as of the date of this Indenture, between the Trustee and Hard Rock (STP), with respect to the Hard Rock Retail Store Lease, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "SUBSIDIARY" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or equityholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "SUBSIDIARY GUARANTEE" means the Guarantee of the Issuers payment obligations under this Indenture and on the Notes by each Guarantor, if and when acquired or created, executed pursuant to the provisions of Section 4.18 and
Article 11 of this Indenture.

     "TAX AMOUNT" means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period; PROVIDED, HOWEVER, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status of a corporation.

     "TAX DISTRIBUTIONS" means a distribution in respect of taxes to the members of Premier pursuant to Section 4.07(b)(4) hereof.

     "TAXABLE INCOME" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes; PROVIDED, that (1) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (2) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (3) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or member of such Person.

     "TENANT ESTOPPEL CERTIFICATE (CAFE)" means the Tenant Estoppel Certificate
(Cafe), dated as of the date of this Indenture, between Premier, as landlord, and Hard Rock (STP), as tenant, with respect to the Hard Rock Cafe Lease, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "TENANT ESTOPPEL CERTIFICATE (RETAIL STORE)" means the Tenant Estoppel Certificate (Retail Store), dated as of the date of this Indenture, between Premier, as landlord, and Hard Rock (STP), as tenant, with respect to the Hard Rock Retail Store Lease, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder.

     "TIDELANDS LEASE" means the Public Trust Tidelands Lease, dated as of October 27, 2003, between the Secretary of State, with the approval of the Governor, for and on behalf of the State of

Mississippi, as lessor, and Premier, as lessee, with respect to the tidelands on which the Casino Vessel is to be located, as in effect on the date of this Indenture or as amended in accordance with Section 4.23 hereof.

     "TIDELANDS LEASE RESERVE ACCOUNT" means the escrow account established to pay annual rental amounts due under the Tidelands Lease, which amounts are to be deposited with the Trustee at least 60 days before each annual payment of rent under the Tidelands Lease is due pursuant to the Disbursement Agreement.

     "TRUSTEE" means Standard Federal - Corporate and Institutional Trust, a division of LaSalle Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UNRESTRICTED DEFINITIVE NOTE" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

     "UNRESTRICTED GLOBAL NOTE" means Global Note that does not bear and is not required to bear the Private Placement Legend.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Premier (other than Premier Finance Biloxi Corp.) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) except as permitted by the covenant described above under Section 4.12 hereof, is not party to any agreement, contract, arrangement or understanding with Premier or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Premier or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Premier;

     (3) is a Person with respect to which neither Premier nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Premier or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of Premier as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Premier as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, Premier shall be in default of such covenant. The Board of Directors of Premier may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Premier of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under

Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

     "U.S. PERSON" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2)  the then outstanding principal amount of such Indebtedness.

Section 1.02   OTHER DEFINITIONS.

                                                                                 Defined in
     Term                                                                          Section
     ----                                                                          -------
     "AFFILIATE TRANSACTION".................................................       4.12
     "ASSET SALE OFFER"......................................................       4.10
     "AUTHENTICATION ORDER"..................................................       2.02
     "BENEFICIARY"...........................................................     13.01(b)
     "CHANGE OF CONTROL OFFER"...............................................       4.16
     "CHANGE OF CONTROL PAYMENT".............................................       4.16
     "CHANGE OF CONTROL PAYMENT DATE"........................................       4.16
     "COVENANT DEFEASANCE"...................................................       8.03
     "DTC"...................................................................       2.03
     "EVENT OF DEFAULT"......................................................       6.01
     "EVENT OF LOSS OFFER"...................................................       4.11
     "EXCESS LOSS PROCEEDS"..................................................       4.11
     "EXCESS PROCEEDS".......................................................       4.10
     "INCUR".................................................................       4.09
     "LEGAL DEFEASANCE"......................................................       8.02
     "NOTE OBLIGATIONS"......................................................     13.01(b)
     "OFFER AMOUNT"..........................................................       3.10
     "OFFER PERIOD"..........................................................       3.10
     "PAYING AGENT"..........................................................       2.03
     "PERMITTED DEBT"........................................................       4.09
     "PAYMENT DEFAULT".......................................................       6.01
     "PURCHASE DATE".........................................................       3.10
     "REGISTRAR".............................................................       2.03
     "REPURCHASE OFFER"......................................................       3.10
     "RESTRICTED PAYMENTS"...................................................       4.07

Section 1.03   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

     "OBLIGOR" on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) "will" shall be interpreted to express a command;

               (6) provisions apply to successive events and transactions; and

               (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01   FORM AND DATING.

     (a) GENERAL. The Notes and the Trustee's certificate of authentication will be substantially in the form of EXHIBITS A-1 or A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) GLOBAL NOTES. Notes issued in global form will be substantially in the form of EXHIBITS A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of EXHIBIT A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

               (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

               (2) an Officers' Certificate from the Issuers.

     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

               (3) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary

     Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearsteam.

Section 2.02   EXECUTION AND AUTHENTICATION.

     At least one Officer must sign the Notes for the Issuers by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee will, upon receipt of a written order of the Issuers signed by an Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03   REGISTRAR AND PAYING AGENT.

     The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

     The Issuers initially appoint The Depository Trust Issuers ("DTC") to act as Depositary with respect to the Global Notes.

     The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04   PAYING AGENT TO HOLD MONEY IN TRUST.

     The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05   HOLDER LISTS.

     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.06   TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

               (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; or

               (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), HOWEVER, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (1) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

               (2) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                         (A) both:

                              (i) a written order from a Participant or an
                         Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                              (ii) instructions given in accordance with the
                         Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                         (B) both:

                              (i) a written order from a Participant or an
                         Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                              (ii) instructions given by the Depositary to the
                         Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

               (3) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                         (A) if the transferee will take delivery in the form of
               a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof; and

                         (B) if the transferee will take delivery in the form of
               a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof.

               (4) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                         (A) such exchange or transfer is effected pursuant to
               the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                         (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                              (i) if the holder of such beneficial interest in a
                         Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(a) thereof; or

                              (ii) if the holder of such beneficial interest in
                         a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

               (1) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                         (A) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (2)(a) thereof;

                         (B) if such beneficial interest is being transferred to
               a QIB in accordance with Rule 144A, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                         (C) if such beneficial interest is being transferred to
               a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

                         (D) if such beneficial interest is being transferred
               pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

                         (E) if such beneficial interest is being transferred to
               an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                         (F) if such beneficial interest is being transferred to
               the Issuers or any of their Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

                         (G) if such beneficial interest is being transferred
               pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                         (2) BENEFICIAL INTERESTS IN REGULATION S TEMPORARY
               GLOBAL NOTE TO DEFINITIVE NOTES. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

               (2) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                         (A) such exchange or transfer is effected pursuant to
               the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                         (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                              (i) if the holder of such beneficial interest in a
                         Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item
                         (1)(b) thereof; or

                              (ii) if the holder of such beneficial interest in
                         a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

     (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

               (1) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                         (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item
               (2)(b) thereof;

                         (B) if such Restricted Definitive Note is being
               transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                         (C) if such Restricted Definitive Note is being
               transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

                         (D) if such Restricted Definitive Note is being
               transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

                         (E) if such Restricted Definitive Note is being
               transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                         (F) if such Restricted Definitive Note is being
               transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

                         (G) if such Restricted Definitive Note is being
               transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

               (2) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                         (A) such exchange or transfer is effected pursuant to
               the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                         (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                              (i) if the Holder of such Definitive Notes
                         proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(c) thereof; or

                              (ii) if the Holder of such Definitive Notes
                         proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

               Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (3) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
     (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

               (1) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                         (A) if the transfer will be made pursuant to Rule 144A,
               then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                         (B) if the transfer will be made pursuant to Rule 903
               or Rule 904, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

                         (C) if the transfer will be made pursuant to any other
               exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (2) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                         (A) such exchange or transfer is effected pursuant to
               the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                         (B) any such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                         (C) any such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                              (i) if the Holder of such Restricted Definitive
                         Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(d) thereof; or

                              (ii) if the Holder of such Restricted Definitive
                         Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

               (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

               (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

     (g) LEGENDS. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (1) PRIVATE PLACEMENT LEGEND.

                         (A) Except as permitted by subparagraph (B) below, each
               Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS OF THE SECURITY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OR REGULATIONS UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT THE ISSUERS SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, RESALE, ASSIGNMENT, PLEDGE OR

TRANSFER PURSUANT TO CLAUSES (c) OR (d) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUERS) OF COUNSEL SATISFACTORY TO THE ISSUERS, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUERS, (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE MISSISSIPPI GAMING COMMISSION. IF AT ANY TIME SUCH COMMISSION FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN SUCH STATE, SUCH OWNER MUST DISPOSE OF SUCH SECURITY AS PROVIDED BY THE LAWS OF THE STATE OF MISSISSIPPI THEREUNDER. SUCH LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH SECURITY; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE ISSUERS, FOR SERVICES RENDERED OR OTHERWISE."

                         (B) Notwithstanding the foregoing, any Global Note or
               Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3),
               (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section
               2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

               (2) GLOBAL NOTE LEGEND. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A

NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST ISSUERS (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

               (3) REGULATION S TEMPORARY GLOBAL NOTE LEGEND.

"PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S), OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN."

     (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with
     Section 2.02 or at the Registrar's request.

               (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.10, 4.16 and 9.05 hereof).

               (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (5) Neither the Registrar nor the Issuers will be required:

                         (A) to issue, to register the transfer of or to
               exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                         (B) to register the transfer of or to exchange any Note
               selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                         (C) to register the transfer of or to exchange a Note
               between a record date and the next succeeding interest payment date.

               (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

               (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

               (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07   REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08   OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; HOWEVER, Notes held by Premier or a Subsidiary of Premier shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09   TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10   TEMPORARY NOTES.

     Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11   CANCELLATION.

     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12   DEFAULTED INTEREST.

     If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01   NOTICES TO TRUSTEE.

     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

               (1) the clause of this Indenture pursuant to which the redemption shall occur;

               (2) the redemption date;

               (3) the principal amount of Notes to be redeemed; and

               (4) the redemption price.

Section 3.02   SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

               (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

               (2) if the Notes are not listed on any national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

     The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03   NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

     The notice will identify the Notes to be redeemed and will state:

               (1) the redemption date;

               (2) the redemption price;

               (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

               (4) the name and address of the Paying Agent;

               (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' names and at their expense; PROVIDED, HOWEVER, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04   EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05   DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

     One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06   NOTES REDEEMED OR PURCHASED IN PART.

     Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07   OPTIONAL REDEMPTION.

     (a) At any time on or prior to February 1, 2007, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an initial public offering of common stock of Premier; PROVIDED, that:

               (1) at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture (excluding Notes held by Premier and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

               (2) the redemption occurs within 60 days of the date of the closing of such initial public offering.

     Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Issuers' option prior to February 1, 2008. Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

     (b) On or after February 1, 2008, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

     Year                                              Percentage
     ----                                              ----------
     2008............................................     105.375%
     2009............................................     102.688%
     2010 and thereafter.............................     100.000%

     Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08   MANDATORY REDEMPTION.

     Except as provided in Section 3.09 below, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09   MANDATORY DISPOSITION PURSUANT TO GAMING LAWS.

     (a) If any Gaming Authority requires that a Holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or Beneficial owner (i) fails to apply for a license, qualification or finding of suitability within 30 days (or such other period as may be required by the Gaming Authority) after being requested to do so by the Gaming Authority; or (ii) is denied such license or qualification or not found suitable; the Issuers will have the right, at their option, to:

               (1) require the Holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) following the earlier of:

                         (a) the termination of the period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability; or

                         (b) the date of denial of such license, qualification or finding of suitability; or

               (2) redeem the Notes of the Holder or Beneficial Owner at a redemption price equal to:

                         (a) the price determined by the Gaming Authority; or

                         (b) if the Gaming Authority does not determine a price, the least of:

                              (A) the principal amount of the Notes, together
                         with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or such earlier date as is required by the Gaming Authority;

                              (B) the price at which such Holder or Beneficial
                         Owner acquired or paid for the Notes, together with accrued and unpaid and Liquidated Damages, if any, to the earlier of the date of redemption or as is required by the Gaming Authority; and

                              (C) the Fair Market Value of the Notes on the date
                         of redemption.

     (b) Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of Notes will not be licensed, qualified or found suitable, the Holder or Beneficial Owner will, to the extent required by applicable law, have no further right to (i) exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes, or (ii) receive any interest or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes, except the redemption price of the Notes.

     (c) The Issuers will notify the Trustee in writing of any such redemption pursuant to this Section 3.09 as soon as is practicable. Any Holder or Beneficial Owner of Notes that is required to apply for a license, qualification or a finding of suitability must pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities. The Issuers will not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any such license, qualification or finding of suitability. Those expenses will the be the obligation of such Holder or Beneficial Owner of the Notes.

Section 3.10   REPURCHASE OFFERS.

     In the event that, pursuant to Section 4.10, 4.11 or 4.16 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an "REPURCHASE OFFER"), they will follow the procedures specified below.

     The Repurchase Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than three Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuers will purchase at the Purchase Price (as determined in accordance with Section 4.10, 4.11 and 4.16 hereof, as the case may be) the principal amount of Notes required to be purchased pursuant to
Section 4.10, 4.11 or 4.16 hereof, as the case may be, (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Repurchase Offer.

     Upon the commencement of a Repurchase Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The notice, which will govern the terms of the Repurchase Offer, will state:

               (1) that the Repurchase Offer is being made pursuant to this
     Section 3.10, and either Section 4.10, 4.11 or 4.16 hereof, as the case may be, and the length of time the Repurchase Offer will remain open;

               (2) the Offer Amount, the purchase price and the Purchase Date;

               (3) that any Note not tendered or accepted for payment will continue to accrue interest and Liquidated Damages, if any;

               (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Repurchase Offer will cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

               (5) that Holders electing to have a Note purchased pursuant to an Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

               (6) that Holders electing to have a Note purchased pursuant to any Repurchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (8) that, if the aggregate principal amount of Notes and other PARI PASSU Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other PARI PASSU Indebtedness to be purchased pursuant to the terms of Section 3.02 hereof; and

               (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section
3.10. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. Premier will publicly announce the results of the Repurchase Offer on the Purchase Date.

     The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent that such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to the Repurchase Offer. To the extent that the provisions of Rule 14e-1 under the Exchange Act or any securities laws or regulations conflict with the provisions of Section 3.10, 4.10, 4.11 or 4.16 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those sections of this Indenture.

     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01   PAYMENT OF NOTES.

     The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02   MAINTENANCE OF OFFICE OR AGENCY.

     The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of Premier in accordance with Section 2.03 hereof.

Section 4.03   REPORTS.

     (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

               (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such reports; and

               (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

     (b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the

Issuers' consolidated financial statements by the Issuers' certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) of Section 4.03(a) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports on its website within those time periods.

     (c) If, at any time after consummation of the exchange offer contemplated by the Registration Rights Agreement, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the Section 4.03(a) with the Commission within the time periods specified in above unless the Commission will not accept such a filing. The Issuers agree that they will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuers' filings for any reason, the Issuers will post the reports referred to in Section 4.03(a) on their respective websites within the time periods that would apply if the Issuers and any Guarantors were required to file those reports with the Commission.

     (d) If the Issuers have designated any of their Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Premier and its Restricted Subsidiaries separate from the financial condition and results of operations of Premier's Unrestricted Subsidiaries.

     (e) In addition, the Issuers and the Subsidiary Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule144A(d)(4) under the Securities Act.

Section 4.04   COMPLIANCE CERTIFICATE.

     (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuers has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Issuers has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Collateral Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the applicable entity is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the applicable entity is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of

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such financial statements, nothing has come to their attention that would lead them to believe that either of the Issuers has violated any provisions of
Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05   TAXES.

     The Issuers will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06   STAY, EXTENSION AND USURY LAWS.

     Each Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07   RESTRICTED PAYMENTS.

     (a) Premier will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (1) declare or pay any dividend or make any other payment or distribution on account of the Premier's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Premier or any of its Restricted Subsidiaries) or to the direct or indirect holders of Premier's or any of its Restricted Subsidiaries' Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Premier or dividends or distributions payable to Premier or any of its Restricted Subsidiaries;

               (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Premier) any Equity Interests of Premier or any direct or indirect parent of Premier;

               (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Premier or any Guarantor that is contractually subordinated to the Notes or any Subsidiary Guarantee including, without limitation, the Rank Note, except a payment of interest or principal at the Stated Maturity thereof; or

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               (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "RESTRICTED PAYMENTS"),

     UNLESS, at the time of and after giving effect to such Restricted Payment:

               (1) the Hard Rock Hotel & Casino is Operating; and

               (2) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

               (3) Premier would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09 hereof; and

               (4) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Premier and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

                         (A) 50% of the Consolidated Net Income of Premier for
               the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Initial Operating Date to the end of Premier's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

                         (B) 100% of the aggregate net cash proceeds received by
               Premier since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Premier (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Premier that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Premier), PLUS

                         (C) to the extent that any Restricted Investment that
               was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, PLUS

                         (D) to the extent that any Unrestricted Subsidiary of
               Premier designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of Premier's Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture, PLUS

                         (E) 50% of any cash dividends received by Premier or
               any of its Restricted Subsidiaries after the date of this Indenture from an Unrestricted Subsidiary of Premier,

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               to the extent that such dividends were not otherwise included in
               Consolidated Net Income of Premier for such period.

     (b) With respect to any payments made pursuant to (i) clauses (1) through
(3) below, so long as no Default has occurred and is continuing or would be caused thereby, (ii) clauses (4) and (5) below, no Default in the payment when due of any principal, interest, premium or Liquidated Damages, if any, on the Notes or any Event of Default shall have occurred or be continuing or would be caused thereby, and (iii) clause (6) below, so long as no Blocking Event (as defined in the Rank Intercreditor Agreement) has occurred and is then continuing, the preceding provisions will not prohibit:

               (1) the payment of any dividend or distribution within 60 days after the date of declaration of the dividend or distribution, if at the date of declaration the dividend or distribution payment would have complied with the provisions of this Indenture;

               (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Premier) of, Equity Interests of Premier (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Premier; PROVIDED that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (4)(b) of the preceding paragraph;

               (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of Premier that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

               (4) so long as Premier is a limited liability company, distributions to members of Premier in an amount not to exceed the Tax Amount for such period;

               (5) payments of amounts due to the Construction Manager pursuant to the Owner Contractor Agreement; and

               (6) the Permitted Rank Payments.

     (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Premier or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this
Section 4.07 will be determined by the Board of Directors of Premier whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

Section 4.08   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     (a) Premier will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (1) pay dividends or make any other distributions on its Capital Stock to Premier or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Premier or any of its Restricted Subsidiaries;

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               (2) make loans or advances to Premier or any of its Restricted
     Subsidiaries; or

               (3) transfer any of its properties or assets to Premier or any of its Restricted Subsidiaries.

     (b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

               (1) the Notes, this Indenture, the Collateral Documents, the Rank Intercreditor Agreement or any FF&E Intercreditor Agreement;

               (2) applicable law, rule, regulation or order;

               (3) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

               (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Premier or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

               (5) purchase money obligations or capital lease obligations for FF&E that impose restrictions on the FF&E purchased or leased of the nature described in clause (3) of the preceding paragraph; or

               (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

               (7) Permitted Refinancing Indebtedness; PROVIDED, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

               (8) Liens permitted to be incurred under the provisions of
     Section 4.13 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

               (9) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business with the approval of Premier's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

               (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED EQUITY.

     (a) Premier will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable,

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contingently or otherwise, with respect to (collectively, "INCUR") any
Indebtedness (including Acquired Debt), and Premier will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; PROVIDED, HOWEVER, that Premier may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if:

               (1) the Hard Rock Hotel & Casino Biloxi is Operating; and

               (2) the Fixed Charge Coverage Ratio for Premier's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

               (1) the incurrence by Premier and its Restricted Subsidiaries of
     (a) Indebtedness represented by the Notes to be issued on the date of this Indenture and the Notes to be issued in exchange for the Notes pursuant to the Registration Rights Agreement and (b) their respective obligations arising under the Collateral Documents to the extent such obligations would represent Indebtedness;

               (2) the incurrence by Premier or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (1), (2) and (8) of this paragraph;

               (3) the incurrence by Premier of:

                         (A) FF&E Financing; PROVIDED, HOWEVER, that the
               principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery changes and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased or to be purchased or leased with the proceeds thereof; and

                         (B) Permitted Refinancing Indebtedness incurred to
               refund, refinance, replace, defease or discharge any FF&E Financing or Permitted Refinancing Indebtedness, in each case, incurred pursuant to this clause (3); PROVIDED, HOWEVER, that the aggregate principal amount of FF&E Financing and Permitted Refinancing Indebtedness incurred pursuant to this clause (3) does not exceed $30.0 million at any one time outstanding;

               (4) the incurrence by Premier or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Premier and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

                         (A) if Premier or any Guarantor is the obligor on such
               Indebtedness and the payee is not Premier or any Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of Premier, or the Subsidiary Guarantee, in the case of a Guarantor; and

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                         (B) (i) any subsequent issuance or transfer of Equity
               Interests that results in any such Indebtedness being held by a Person other than Premier or a Restricted Subsidiary of Premier and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Premier or a Restricted Subsidiary of Premier, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Premier or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

               (5) the incurrence by Premier or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

               (6) the guarantee by Premier or any of its Restricted Subsidiaries of Indebtedness of Premier or a Restricted Subsidiary of Premier that was permitted to be incurred by another provision of this
     Section 4.09; PROVIDED, HOWEVER, that if the Indebtedness being guaranteed is subordinated to or PARI PASSU with the Notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

               (7) the incurrence by Premier or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds or standby letters of credit incurred in the ordinary course of business in an aggregate principal amount not to exceed $4.0 million at any one time outstanding under this clause (7);

               (8) the incurrence by Premier or any of its Restricted Subsidiaries of Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge such Indebtedness in an aggregate principal amount not to exceed $10.0 million;

               (9) the incurrence of Indebtedness represented by the Rank Note; and

               (10) the incurrence by Premier of Indebtedness represented by the Series 2004 Note.

     (c) Premier will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Premier or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guarantee on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Premier or any of its Restricted Subsidiaries solely by virtue of being unsecured.

     (d) For purposes of determining compliance with this Section 4.09 in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (8) above, or is entitled to be incurred pursuant to Section 4.09(a), Premier will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in the Fixed Charges of Premier as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that Premier or any Restricted Subsidiary may incur pursuant to this

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Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10   ASSET SALES.

     (a) Premier will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale UNLESS:

               (1) the Hard Rock Hotel & Casino Biloxi is Operating;

               (2) Premier (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

               (3) such Fair Market Value is determined by Premier's Board of Directors and evidenced by a resolution of that Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

               (4) at least 75% of the consideration received in the Asset Sale by Premier or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

                         (a) any liabilities, as shown on Premier's most recent
               consolidated balance sheet, of Premier or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Premier or such Restricted Subsidiary from further liability;

                         (b) any securities, notes or other obligations received
               by Premier or such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Premier or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

                         (c) any stock or assets of the kind referred to in
               clauses (1) and (3) of the third paragraph of this covenant.

     (b) In addition, Premier may not consummate a sale, lease, conveyance or other disposition of any Key Project Assets.

     (c) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Premier (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds: (1) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Premier; (2) to make a capital expenditure with respect to the Hard Rock Hotel & Casino Biloxi; or (3) acquire assets that are not classified as current assets under GAAP and that are used or useful in connection with the operation of the Hard Rock Hotel & Casino Biloxi; PROVIDED, HOWEVER, that Premier or such Restricted Subsidiary, as the case may be, promptly grants to the Trustee, on behalf of the Holders of Notes, a first priority perfected security interest, subject to any Permitted Liens, on such property or assets on the terms set forth in, and to the extent required by, this Indenture and the Collateral Documents. Pending the final application of any such Net Proceeds, Premier or the applicable Restricted Subsidiary will temporarily invest such Net Proceeds in Cash Equivalents which will be held in an account in which

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the Trustee shall have a first priority perfected security interest, subject to
Permitted Liens, for the benefit of the Holders of Notes in accordance with this Indenture and the Collateral Documents.

     (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will make an offer (an "ASSET SALE OFFER") to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Premier may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Section 4.11   EVENTS OF LOSS.

     (a) Within 365 days after any Event of Loss with respect to all or any portion of the Hard Rock Hotel & Casino Biloxi with a Fair Market Value (or replacement cost, if greater) in excess of $5.0 million, Premier or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from the Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Hard Rock Hotel & Casino Biloxi, with no concurrent obligation to make any purchase of any notes; PROVIDED, HOWEVER, that:

               (1) Premier delivers to the Trustee within 90 days of the Event of Loss a written opinion from a reputable contractor that the Hard Rock Hotel & Casino Biloxi with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed, and in a condition to be Operating, within 365 days of the Event of Loss;

               (2) Premier delivers to the Trustee within 90 days of the Event of Loss an Officers' Certificate certifying that Premier has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above; and

               (3) the Net Loss Proceeds are less than $50.0 million.

     (b) Any Net Loss Proceeds that are not reinvested or are not permitted to be reinvested as provided in the first sentence of Section 4.11(a) will be deemed "EXCESS LOSS PROCEEDS." Within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, Premier will make an offer (an "EVENT OF LOSS OFFER") to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes tendered pursuant to the Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes in the manner described under Section 3.02 hereof. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, Premier may use such Net Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. Upon completion of any such Event of Loss Offer, the amount of Net Loss Proceeds shall be reset at zero.

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     (c) Any Net Loss Proceeds received prior to the Initial Operating Date that are to be used for rebuilding, repair, replacement or construction of the Hard Rock Hotel & Casino Biloxi will be deposited in the Construction Disbursement Account and will be disbursed pursuant to the Disbursement Agreement. Any Net Loss Proceeds received prior to the Initial Operating Date that are not to be used for rebuilding, repair, replacement or construction of the Hard Rock Hotel
& Casino Biloxi or that are received after the Initial Operating Date will be deposited into an account in which the Trustee will be granted a first priority perfected security interest, subject to Permitted Liens, and will be released to Premier to pay for or reimburse Premier for the actual cost of a permitted use of the Net Loss Proceeds as provided above, or the Event of Loss Offer, in each case pursuant to the terms of the Collateral Documents. All Net Loss Proceeds may be invested only in Cash Equivalents.

     (d) Premier or the applicable Restricted Subsidiary will grant to the Trustee, on behalf of the Holders of the Notes, a first priority lien, subject to Permitted Liens, on any property or asset rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in this Indenture and the Collateral Documents.

     (e) In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any property or assets that have a Fair Market Value (or replacement cost, if greater) in excess of $5.0 million, Premier or the affected Restricted Subsidiary, as the case may be, will be required to receive consideration (1) at least equal to the Fair Market Value (evidenced by a resolution of Premier's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the property or assets subject to the Event of Loss and (2) with respect to any "Event of Loss" of any portion of the Hard Rock Hotel & Casino Biloxi, at least 90% of which is in the form of Cash Equivalents.

Section 4.12   TRANSACTIONS WITH AFFILIATES.

     (a) Premier will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Premier (each, an "AFFILIATE TRANSACTION"), UNLESS:

               (1) such Affiliate Transaction is on terms that are no less favorable to Premier or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Premier or such Restricted Subsidiary with an unrelated Person; and

               (2) Premier delivers to the Trustee:

                         (A) with respect to any Affiliate Transaction or series
               of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved unanimously by the Board of Directors; and

                         (B) with respect to any Affiliate Transaction or series
               of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the holders of the notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

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     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.10(a):

               (1) any employment agreement, employee benefit plan, officer and director indemnification agreement or similar arrangement entered into by Premier or any of its Restricted Subsidiaries in the ordinary course of business;

               (2) transactions between or among Premier and/or its Restricted Subsidiaries;

               (3) transactions with a Person (other than an Unrestricted Subsidiary of Premier) that is an Affiliate of Premier solely because Premier owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

               (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of Premier;

               (5) any issuance of Equity Interests (other than Disqualified Stock) of Premier to Affiliates of Premier; and

               (6) Restricted Payments that do not violate the provisions of
     Section 4.07 hereof.

Section 4.13   LIENS.

     Premier will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.14   LINE OF BUSINESS.

     Premier will not, and will not permit any Subsidiary to, engage in any business or investment activities other than a Permitted Business. Neither Premier nor any of its Subsidiaries may conduct a Permitted Business in any gaming jurisdiction if the Holders of the Notes would be required to be licensed as a result thereof; PROVIDED, HOWEVER, that the provisions described in this sentence will not prohibit Premier or any or its Subsidiaries from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the Holders of the Notes, but reserves the discretionary right to require the licensing or qualification of any Holders. Premier will not, and will not permit any of its Subsidiaries to, engage in any business, development or investment activity other than at or in conjunction with the Hard Rock Hotel & Casino Biloxi until the Initial Operating Date.

Section 4.15   CONSTRUCTION.

     Premier will construct the Hard Rock Hotel & Casino Biloxi, including the furnishing, fixturing and equipping thereof, with diligence and continuity in a good and workmanlike manner substantially in accordance with the Final Plans.

Section 4.16   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to an offer described below (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the

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Issuers will offer a payment (the "CHANGE OF CONTROL PAYMENT") in cash equal to
101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase, subject to the right of noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, the Issuers will mail a notice to each Holder of Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "CHANGE OF CONTROL PAYMENT DATE") specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures set forth in Section 3.09 hereof and described in such notice.

     (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

               (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

               (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

               (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

     (c) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (d) The provisions described in Section 4.16(a) above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     (e) The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to
Section 3.10 hereof, unless and until there is a default in the payment of the applicable redemption price.

Section 4.17   USE OF PROCEEDS.

     Premier will deposit approximately $143.5 million into the Construction Disbursement Account, approximately $33.1 million into the Interest Reserve Account and approximately $1.0 million into the Tidelands Lease Reserve Account. The funds in the Construction Disbursement Account, the Interest Reserve Account and the Tidelands Lease Reserve Account will be invested as set forth in the Disbursement Agreement and will be disbursed only in accordance with the Disbursement Agreement.

Section 4.18   ADDITIONAL SUBSIDIARY GUARANTEES.

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     (a) If Premier or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture, then that newly acquired or created Subsidiary will become a Guarantor and execute (i) a Subsidiary Guarantee in the form of EXHIBIT E attached to this Indenture, (ii) a supplemental indenture in the form of EXHIBIT F attached to this Indenture and
(iii) an assumption agreement with respect to the Registration Rights Agreement and all Collateral Documents securing the Subsidiary Guarantee and deliver an Opinion of Counsel to the Trustee within ten Business Days of the date on which it was acquired or created. Any Restricted Subsidiary that becomes a Guarantor shall remain a Guarantor unless released from its obligations as a Guarantor as provided in Section 4.18(c) below.

     (b) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Premier or another Guarantor, UNLESS:

               (1) immediately after giving effect to that transaction, no Default or Event of Default exists;

               (2) either:

                         (A) the Person acquiring the property in any such sale
               or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Subsidiary Guarantee, the Registration Rights Agreement and the Collateral Documents pursuant to a supplemental indenture and appropriate Collateral Documents satisfactory to the Trustee; or

                         (B) the Net Proceeds of such sale or other disposition
               are applied in accordance with the applicable provisions of this Indenture.

     (c) The Subsidiary Guarantee of a Guarantor will be released:

               (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Premier or a Restricted Subsidiary of Premier, if the sale or other disposition does not violate Section 4.10 hereof;

               (2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Premier or a Restricted Subsidiary of Premier, if the sale or other disposition does not violate Section 4.10 hereof;

               (3) if Premier designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

               (4) upon legal defeasance or satisfaction and discharge of the Notes as provided under Article 8 and Article 12 hereof;

     (d) All Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

Section 4.19   LIMITATION ON STATUS AS INVESTMENT COMPANY.

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     The Issuers are prohibited from being required to register as an
"investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

Section 4.20   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; PROVIDED that in no event will a Key Project Asset be transferred to an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Premier and its Restricted Subsidiaries in the Restricted Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under
Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by Premier. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Section 4.21   SALE AND LEASEBACK TRANSACTIONS.

     Premier will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED, HOWEVER, that Premier or a Restricted Subsidiary may enter into a sale and leaseback transaction if:

               (1) Premier or that Restricted Subsidiary, if applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.13 hereof;

               (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

               (3) the transfer of assets in such sale and leaseback transaction is permitted by, and Premier or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.22   INSURANCE.

     (a) Until the Notes have been paid in full, Premier will, and will cause its Restricted Subsidiaries to:

               (1) keep its properties, including, without limitation, the Casino Vessel, adequately insured at all times by financially sound and reputable insurers;

               (2) maintain such other insurance, to such extent and against such risks, including insurance protecting the real and personal property and the Casino Vessel comprising the Hard Rock Hotel & Casino Biloxi against losses or damages caused by fire, lightning, hurricane, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, terrorism, malicious mischief and such other risks and hazards as are from time to time covered by an "all-

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     risk" policy or a property policy covering "special" causes of loss for a business of similar type and size with carriers and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, exclusions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size operating in the same or similar locations, including without limitation, (i) property and casualty insurance, (ii) business interruption insurance, (iii) worker's compensation insurance, (iv) comprehensive general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use or operation of the Hard Rock Hotel & Casino Biloxi and (v) umbrella or excess liability insurance,

               (3) maintain such other insurance as may be required by law; and

               (4) maintain such other insurance as is otherwise required by the Collateral Documents.

     (b) On January 1st of each year while any Notes remain outstanding, Premier shall provide insurance certificates evidencing such insurance to the Trustee, which certificates shall expressly state information with respect to the coverage provided by and the expiration date for each policy.

     (c) All insurance required by this covenant (except worker's compensation insurance) will name Premier and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to Premier and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee).

Section 4.23   AMENDMENTS TO CERTAIN AGREEMENTS.

     Neither Premier nor any of its Restricted Subsidiaries will amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of the Hard Rock License Agreement, the Hard Rock Cafe Lease, the Hard Rock Retail Store Lease, the Hard Rock Memorabilia Lease, the Tidelands Lease, the City of Biloxi Lease, the Owner Contractor Agreement, the Architect Agreement or the Mississippi Bond Financing Documents; PROVIDED, HOWEVER, that any such agreement may be amended or modified so long as the terms of such agreement as so amended or modified are, on the whole, no less favorable to Premier than the terms of such agreement as of the date of this Indenture.

Section 4.24 REQUIREMENTS OF SHIP CONSTRUCTION CONTRACT; EXECUTION AND DELIVERY OF PREFERRED SHIP MORTGAGE AND DOCUMENTS TO REGISTER VESSEL.

     Premier will cause the contractor of the Casino Vessel to be contractually obligated to furnish to Premier, upon delivery and its acceptance of the Casino Vessel, a vessel bill of sale and any other documents or certificates necessary for Premier to register the Casino Vessel with the United States Coast Guard. Concurrently with the delivery and its acceptance of the Casino Vessel, Premier will execute and deliver to (1) the United States Coast Guard an application for documentation of the Casino Vessel, and (2) the Trustee the Preferred Ship Mortgage (or, if the Casino Vessel is constructed as two distinct vessels, two Preferred Ship Mortgages) in the form attached as EXHIBIT K to this Indenture and appropriate for filing in the National Vessel Documentation Center of the United States Coast Guard to perfect the Trustee's first priority security interest in the Casino Vessel. Premier will not commence operations on the Casino Vessel until (x) the Casino Vessel has been documented with the United States Coast Guard, (y) the Preferred Ship Mortgage (or, if the Casino Vessel is constructed as two distinct vessels, two Preferred Ship Mortgages) has (or have) been executed and delivered to the Trustee and recorded in the National Vessel Documentation Center of the United States Coast Guard and (z) the Casino Vessel Title Policy has been issued by First American Title Insurance Company in the form

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attached as EXHIBIT L to this Indenture, naming the Trustee as an additional insured. Premier shall take all other actions necessary to comply with foregoing requirements. Within 15 days after the recordation of the Preferred Ship Mortgage (or, if the Casino Vessel is constructed as two distinct vessels, two Preferred Ship Mortgages), Premier shall issue to the Trustee an Opinion of Counsel in the form attached as EXHIBIT M to this Indenture.

Section 4.25 ADDITIONAL COLLATERAL; ACQUISITION OF ASSETS OR PROPERTY; INCREASE LIMITS ON REAL ESTATE TITLE POLICY.

     (a) Except for FF&E acquired with FF&E Financing and the Casino Vessel, concurrently with the acquisition by Premier or any of its Restricted Subsidiaries of any assets or property with a Fair Market Value (as determined by the Board of Directors of Premier) in excess of $1.0 million individually or $2.5 million in the aggregate, to the extent not prohibited by Gaming Authorities or applicable law, Premier shall, or shall cause the applicable Restricted Subsidiary to:

               (1) in the case of personal property, execute and deliver to the Trustee such Uniform Commercial Code financing statements or take such other actions as shall be necessary or (in the opinion of the Trustee) desirable to perfect and protect the Trustee's security interest in such assets or property;

               (2) in the case of real property, execute and deliver to the
     Trustee:

                         (A) a deed of trust or a leasehold deed of trust, as
               appropriate, substantially in the form of the deeds of trust or leasehold deed of trust, as appropriate, executed in connection with the Liens on the Hard Rock Hotel & Casino Biloxi (with such modifications as are necessary to comply with applicable law) (under which such Restricted Subsidiary shall grant a security interest to the Trustee in such real property and any related fixtures); and

                         (B) title and extended coverage insurance covering such
               real property in an amount at least equal to the Fair Market Value of such real property; and

               (3) promptly deliver to the Trustee such Opinions of Counsel, if any, as the Trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests)

     (b) Concurrently with the issuance of Additional Notes, if any, under this Indenture, Premier will cause the Issuer of the Real Estate Title Policy to increase the total aggregate coverage amount of insurance under such Real Estate Title Policy in an amount equal to the aggregate principal amount of Additional Notes.

Section 4.26   CORPORATE EXISTENCE.

     Subject to Article 5 hereof, Premier shall do or cause to be done all things necessary to preserve and keep in full force and effect:

               (1) its company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Premier or any such Subsidiary; and

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               (2) the rights (charter and statutory), licenses and franchises of Premier and its Subsidiaries; PROVIDED, HOWEVER, that Premier shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Premier and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.27   FURTHER ASSURANCES.

     The Issuers will, and will cause each of its Restricted Subsidiaries to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates assurances and other instruments as may be required from time to time in order to:

     (a) carry out more effectively the purposes of the Collateral Documents;

     (b) subject to the Liens created by any of the Collateral Documents any of the properties, rights of interests required to be encumbered thereby;

     (c) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

     (d) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the trustee or under any other instrument executed in connection therewith or granted to Premier under the Collateral Documents or under any other instrument executed in connection therewith.

     Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), Premier will, and will cause its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from Premier or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Section 4.28   RESTRICTIONS ON ACTIVITIES OF PREMIER FINANCE BILOXI CORP.

     Premier Finance Biloxi Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; PROVIDED that Premier Finance Biloxi Corp. may (i) be a co-obligor with respect to Indebtedness if Premier is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by Premier or one or more of Premier's Restricted Subsidiaries other than Premier Finance Biloxi Corp. and (ii) take any action in connection with the transactions contemplated by the Mississippi Bond Financing Documents.

Section 4.29   PAYMENTS FOR CONSENT.

     Premier will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Collateral Documents unless such consideration is offered to be paid and is paid to all Holders of the Notes that Consent, waive

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or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01   MERGER, CONSOLIDATION OR SALE OF ASSETS.

     Premier may not, directly or indirectly: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of its and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; UNLESS:

               (1) (a) Premier is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than Premier) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia

               (2) the Person formed by or surviving any such consolidation or merger (if other than Premier) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Premier under the Notes, the Indenture, the Registration Rights Agreement, the Collateral Documents, the Rank Intercreditor Agreement or any FF&E Intercreditor Agreement pursuant to agreements reasonably satisfactory to the Trustee

               (3) immediately after such transaction, no Default or Event of Default exists;

               (4) Premier or the Person formed by or surviving any such consolidation or merger (if other than Premier), or to which such sale, assignment, transfer, conveyance or other disposition has been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof;

               (5) such transaction would not result in the loss or suspension or material impairment of any of Premier's or any of its Restricted Subsidiaries' Gaming Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

               (6) such transaction would not require any Holder or Beneficial Owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; PROVIDED, HOWEVER, that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

     In addition, Premier may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     Notwithstanding the foregoing, Premier and any of its Restricted Subsidiaries may reorganize pursuant to a Permitted C-Corp. Reorganization.

Section 5.02   SUCCESSOR CORPORATION SUBSTITUTED.

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     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Premier in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which Premier is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Premier" shall refer instead to the successor corporation and not to Premier), and may exercise every right and power of Premier under this Indenture with the same effect as if such successor Person had been named as Premier herein; PROVIDED, HOWEVER, that Premier shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of Premier's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01   EVENTS OF DEFAULT.

     Each of the following is an "EVENT OF DEFAULT":

     (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

     (b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

     (c) Premier or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.11, 4.16, 4.17 or 5.01 hereof;

     (d) Premier or any of its Restricted Subsidiaries fails to observe, perform or comply with any other covenant, representation, warranty or other agreement in this Indenture or the Notes not set forth in clause (c) above for 60 days;

     (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Premier or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Premier or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

               (1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

               (2) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Premier or any of its Restricted Subsidiaries, which judgment or

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judgments are not paid, discharged or stayed for a period of 60 days; PROVIDED that the aggregate amount of all such undischarged judgments exceeds $5.0 million;

     (g) a breach by Premier or any of its Restricted Subsidiaries of any representation or warranty or agreement in any of the Collateral Documents or in any certificate, document or other statement delivered in connection therewith was inaccurate on the date made or deemed made, the repudiation by Premier or any of its Restricted Subsidiaries of any of their obligations under any of the Collateral Documents, or the failure by Premier or any of its Restricted Subsidiaries for 45 days after receipt of written notice from the Trustee to comply with any of their respective obligations under the Collateral Documents;

     (h) any event of default under a Collateral Document occurs or any of the Collateral Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or Premier or any of its Restricted Subsidiaries shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable or of the same effect and priority purported to be created thereby;

     (i) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

     (j) Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Premier that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (1) commences a voluntary case,

               (2) consents to the entry of an order for relief against it in an involuntary case,

               (3) consents to the appointment of a custodian of it or for all or substantially all of their property,

               (4) makes a general assignment for the benefit of their creditors, or

               (5) generally is not paying their debts as they become due;

     (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (1) is for relief against Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Premier that, taken together, would constitute a Significant Subsidiary in an involuntary case;

               (2) appoints a custodian of Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Premier that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Premier that, taken together, would constitute a Significant Subsidiary; or

               (3) orders the liquidation of the Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Premier that, taken together,

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     would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days;

     (l) termination or suspension of (1) the Hard Rock License Agreement or (2) the Hard Rock Memorabilia Lease;

     (m) any event of default under (1) either of the Rank Agreements, (2) the Tidelands Lease or (3) the City of Biloxi Lease;

     (n) the failure of Premier to execute and deliver the Preferred Ship Mortgage (or, if the Casino Vessel is constructed as two distinct vessels, two Preferred Ship Mortgages) upon the completion and delivery of the Casino Vessel;

     (o) the failure of the Hard Rock Hotel & Casino Biloxi to be Operating by the Operating Deadline;

     (p) after the Initial Operating Date, revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at the Hard Rock Hotel & Casino Biloxi for a period of more than 90 consecutive days; and

     (q) if Premier ever ceases to own less than 100% of the issued and outstanding Equity Interests of Premier Finance Biloxi Corp.

Section 6.02   ACCELERATION.

     The rights and remedies of the Issuers, the Trustees and the Holder s upon an Event of Default are subject to applicable laws, including, but not limited to, Gaming Laws.

     In the case of an Event of Default specified in clause (j) or (k) of
Section 6.01 hereof, with respect to Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Premier that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

     Upon any such declaration, the Notes shall become due and payable immediately.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived. The Trustee may withhold from the Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

     Notwithstanding the foregoing, the Trustee shall have no obligation to accelerate the Notes at the request or direction or any Holders of Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

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     If an Event of Default occurs on or after February 1, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to February 1, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become due and be immediately due and payable in an amount, for each of the years beginning on February 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence:

     YEAR                                          PERCENTAGE
     ----                                          ----------
     2004.........................................  110.75000%
     2005.........................................  109.40625%
     2006.........................................  108.06250%
     2007.........................................  106.71875%

Section 6.03   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04   WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05   CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction

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that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06   LIMITATION ON SUITS.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder of a Note gives to the Trustee written notice that an Event of Default is continuing;

               (2) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders of Notes offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, if requested; and

               (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; PROVIDED that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon

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

the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   PRIORITIES.

     Subject to Section 14.02 hereof, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST:    to the Trustee, its agents and attorneys for amounts
     due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               SECOND:   to Holders of Notes for amounts due and unpaid on the
     Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

               THIRD:    to the Issuers or to such party as a court of competent
     jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12   HARD ROCK APPROVAL OF A RECEIVER.

     Notwithstanding any provision to the contrary contained in this Indenture or any of the Collateral Documents, if this Indenture or any other Collateral Document authorizes the Trustee to appoint a receiver, the appointment of such receiver and the person or entity acting as such receiver shall be subject

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to the prior written approval of Hard Rock Licensing, which approval shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01   DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

               (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture or the Collateral Documents will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Documents at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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

     (g) The Trustee shall execute and deliver such non-disturbance and attornment agreements relating to the leases and sub-leases of space in the Hard Rock Hotel & Casino Biloxi from Premier, as lessor, as requested by Premier.

     (h) The Trustee, upon its receipt of notice from Premier of a Default under this Indenture, will notify Rank of such Default by Premier.

Section 7.02   RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer will be sufficient if signed by an Officer of such Issuer.

     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be deemed to have notice of a Default of Event of Default unless a trust officers of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office specified in
Section 14.03.

Section 7.03   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04   TRUSTEE'S DISCLAIMER.

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

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes, the Collateral Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05   NOTICE OF DEFAULTS.

     (a) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

     (b) If the Trustee receives notice from Hard Rock Licensing that Premier is in breach of its monetary or non-monetary obligations under the Hard Rock License Agreement, the Trustee will mail to Holders of Notes a notice of Premier's breach of its monetary or non-monetary obligations under the Hard Rock License Agreement within 7 days after it receives notice of such breach from Hard Rock Licensing, which notice shall: (i) specify the monetary or non-monetary default by Premier under the Hard Rock License Agreement, (ii) state that the Trustee, under the direction of the Holders of Notes, has (x) 60 days to cure monetary defaults under the Hard Rock License Agreement and (y) 60 days to materially commence efforts to cure non-monetary defaults under the Hard Rock License Agreement and (iii) state that the Trustee will only commence action to cure monetary and non-monetary defaults by Premier under the Hard Rock License Agreement upon receipt of adequate and appropriate direction of Holders of a majority in aggregate principal amount of the then outstanding Notes specifying the time and method of conducting any proceeding for exercising any remedy available to the Trustee or Premier to cure such monetary and non-monetary defaults under the Hard Rock License Agreement.

Section 7.06   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07   COMPENSATION AND INDEMNITY.

     (a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Issuers and any Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Collateral Documents, including the costs and expenses of enforcing this Indenture against the Issuers and any Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, any Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or thereunder except to the extent any such loss, liability or expense may be attributable to its gross negligence, willful misconduct or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder or thereunder. The Issuers and Guarantors will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without their consent, which consent will not be unreasonably withheld.

     (c) The obligations of the Issuers and any Guarantors under this Section
7.07 will survive the satisfaction and discharge of this Indenture.

     (d) To secure the Issuers' and any Guarantors' payment obligations in this
Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(j) or (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of their agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08   REPLACEMENT OF TRUSTEE.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10 hereof;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a custodian or public officer takes charge of the Trustee or its property; or

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

               (4) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10   ELIGIBILITY; DISQUALIFICATION.

     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12   AUTHORIZATION OF TRUSTEE TO TAKE OTHER ACTION.

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     (a) The Trustee is hereby authorized to enter into and take any actions or deliver such consents required by or requested under each of the Collateral Documents, the Rank Intercreditor Agreement, any FF&E Intercreditor Agreement and such other documents as directed by the Holders of a majority of outstanding aggregate principal amount of the Notes. If at any time any action by or the consent of the Trustee is required under any of the Collateral Documents, the Rank Intercreditor Agreement, any FF&E Intercreditor Agreement or any other document entered into by the Trustee at the direction of a majority of the Holders of outstanding aggregate principal amount of the Notes, such action or consent shall be taken or given by the Trustee upon the consent to such action by the Holders of a majority of outstanding aggregate principal amount of the Notes.

     (b) Upon the request of the Premier, the Trustee shall enter into a FF&E Intercreditor Agreement with respect to any FF&E Financing; PROVIDED, HOWEVER, that the Issuers deliver an Officers' Certificate certifying that (i) such financing will not violate this Indenture, (ii) the terms of such FF&E Intercreditor Agreement will not violate this Indenture or any of the Collateral Documents and (iii) any Liens incurred in connection with such FF&E Financing extend only to the assets financed pursuant to such FF&E Financing as permitted by clause (6) of the definition of Permitted Liens included herein.

     (c) The Trustee and its directors, officers, employees and Affiliates shall cooperate with all Gaming Authorities and provide such information and documentation as may from time to time be requested thereby.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Issuers may, at the option of their respective Board of Managers or Board of Directors evidenced by a resolution set forth in an Officers' Certificate, and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02   LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

               (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

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               (2) the Issuers' obligations with respect to such Notes under
     Article 2 and Section 4.02 hereof;

               (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Guarantors' obligations in connection therewith; and

               (4) this Article 8.

     Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03   COVENANT DEFEASANCE.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27, 4.28 and 4.29 hereof and clause
(4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(e) and Section 6.01(q) hereof will not constitute Events of Default.

Section 8.04   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the applicability of either
Section 8.02 or 8.03 hereof to the outstanding Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

               (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

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               (2) in the case of an election under Section 8.02 hereof, the
     Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

                         (A) the Issuers has received from, or there has been
               published by, the Internal Revenue Service a ruling; or

                         (B) since the date of this Indenture, there has been a
               change in the applicable federal income tax law,

               in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor are a party or by which the Issuers or any Guarantor are bound;

               (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which either of the Issuers or any of Premier's Restricted Subsidiaries is a party or by which the Issuers or any of Premier's Restricted Subsidiaries are bound;

               (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of either of the Issuers with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

               (7) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and noncallable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become

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due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to Premier from time to time upon the request of Premier any money or noncallable Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06   REPAYMENT TO PREMIER.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to Premier on its request or (if then held by either of the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Premier.

Section 8.07   REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuers makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of their obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   WITHOUT CONSENT OF HOLDERS OF NOTES.

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     Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture, the Notes, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Collateral Documents without the consent of any Holder of a Note:

               (1) to cure any ambiguity, defect or inconsistency;

               (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

               (3) provide for the assumption of the Issuers' obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

               (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

               (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

               (6) to enter into additional or supplemental Collateral Documents; or

               (7) to conform the text of this Indenture, the Notes or the Collateral Documents to any provision of the "Description of the Notes" section of the Issuers' Offering Memorandum relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Collateral Documents.

     Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee will join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects their own rights, duties or immunities under this Indenture or otherwise.

Section 9.02   WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.10, 4.10, 4.11 and 4.16 hereof), the Notes, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Rank Intercreditor Agreement the FF&E Intercreditor Agreement or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

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     Notwithstanding any other provision of this Indenture, any amendment to, or waiver of, Section 4.13 hereof or Article 10 hereof shall require the consent of the Holders of at least 66(2)/3% in aggregate principal amount of the Notes then outstanding.

     Upon the request of the Issuers accompanied by a resolution of each of their Board of Directors or Board of Managers, as applicable, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee will join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

     It is not necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Collateral Documents. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

               (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.10, 4,10,
     4.11 and 4.16 hereof;

               (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

               (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

               (5) make any Note payable in money other than that stated in the Notes;

               (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

               (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.10, 4.10, 4.11 and 4.16 hereof);

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               (8) release any Guarantor from any of its obligations under its
     Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

               (9) release all or substantially all of the Collateral from the Lien of this Indenture or the Collateral Documents, except in accordance with the provisions thereof; or

               (10) make any change in the preceding amendment and waiver provisions.

     Any amendment to, or waiver of, the provisions of any of the Collateral Documents relating to Section 4.13 hereof or Article 10 hereof will require the consent of the Holders of at least 66 2/3% in principal amount of the Notes then outstanding.

Section 9.03   COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04   REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05   NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06   TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee will sign any amended or supplemental Indenture or Collateral Documents authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental Indenture, Notes or Collateral Documents until their respective Board of Managers or Board of Directors, as applicable, approves it. In executing any amended or supplemental Indenture, Notes or Collateral Documents the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 14.05 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture, Notes or Collateral Documents is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

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Section 10.01  SECURITY.

     The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured by the Collateral, as provided in the Collateral Documents which the Issuers have entered into simultaneously with the execution of this Indenture for the benefit of the Holders of Notes. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral), the Rank Intercreditor Agreement and the FF&E Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their respective terms and authorizes and directs the Trustee to enter into the Collateral Documents, the Rank Intercreditor Agreement and the FF&E Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers will deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents, the Rank Intercreditor Agreement and the FF&E Intercreditor Agreement and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers will take, and will cause their Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected first priority (subject to the terms and conditions of the FF&E Intercreditor Agreement) Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

Section 10.02  SECURITY INTEREST DURING AN EVENT OF DEFAULT.

     If an Event of Default occurs and is continuing, the Trustee may, in addition to any rights and remedies available to it under this Indenture and the Collateral Documents, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings.

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions set forth in this Indenture and the Collateral Documents, the Issuers will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them. Subject to applicable laws, including, but not limited to, Governing Laws, upon the occurrence and continuation of an Event of Default:

     (1) all rights of the Issuers to exercise such voting or other consensual rights will cease, and all such rights shall become vested in the Trustee, which, to the extent permitted by law, will have the sole right to exercise such rights;

     (2) all rights of the Issuers to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Trustee; and

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     (3) the Trustee may sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents and applicable law.

     Under the terms of this Indenture and the Collateral Documents, so long as an Event of Default is continuing, the Trustee will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. Moreover, upon the full and final payment and performance of all Obligations of the Issuers under this Indenture and the Notes, the Collateral Documents will terminate and the Collateral will be released.

Section 10.03  RECORDING AND OPINIONS.

     (a) The Issuers will cause the applicable Collateral Documents and any financing statements, and all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Lien securing the Obligations under the Notes pursuant to the Collateral Documents, except as otherwise provided herein and therein.

     (b) The Issuers will furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either:

               (1) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, the applicable Collateral Documents and all other financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Pledged Collateral, the details of such action; or

               (2) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents.

     (c) The Issuers will furnish to the Trustee on January 1 in each year beginning with January 1, 2005, an Opinion of Counsel, dated as of such date, either:

               (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Pledged Collateral; or

               (2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

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     (d) The Issuers will otherwise comply with the provisions of TIA Section
314(b).

Section 10.04  RELEASE OF COLLATERAL.

     (a) Subject to subsections (b), (c) and (d) of this Section 10.04, Collateral may be released from the Lien created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Issuers pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Issuers) the Trustee will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture and the Collateral Documents; PROVIDED, that if such sale, conveyance or disposition constitutes an Asset Sale, the Issuers will apply the Net Proceeds in accordance with Section 4.10 hereof. Upon receipt of such Officers' Certificate, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

     (b) No Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless the certificate required by this Section 10.04 has been delivered to the Trustee.

     (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders of Notes.

     (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture or the Collateral Documents. To the extent applicable, the Issuers will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 10.05  CERTIFICATES OF THE ISSUERS.

     The Issuers will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents:

               (1) all documents required by TIA Section 314(d); and

               (2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

     The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.06  CERTIFICATES OF THE TRUSTEE.

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     In the event that the Issuers wish to release Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections 10.04 and 10.05 hereof, the Trustee will determine whether it has received all documentation required by TIA
Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.05(2), will deliver a certificate to the Issuers setting forth such determination.

Section 10.07  PROTECTION OF THE TRUST ESTATE

     Subject to the terms of the Collateral Documents, upon prior written notice to the Issuers, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Collateral under any of the Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder; and (ii) to enforce the obligations of the Issuers or any Restricted Subsidiary under this Indenture or the Collateral Documents. Upon receipt of notice that a Restricted Subsidiary is not in compliance with any of the requirements of the Preferred Ship Mortgage or the Deed of Trust, the Trustee may, but shall have no obligation to purchase, at the Issuers' expense, such insurance coverage necessary to comply with the appropriate section of the mortgage.

Section 10.08 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to:

               (1) enforce any of the terms of the Collateral Documents; and

               (2) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.

     The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.09  TRUSTEE'S DUTIES.

     The powers and duties conferred upon the Trustee by this Article 10 are solely to protect the Collateral and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture. The Trustee shall be under no duty to the Issuers whatsoever to make or give any presentment, demand for performance, notice or nonperformance, protest, notice of

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protest, notice of dishonor, or other notice or demand in connection with any
Collateral, or to take any steps necessary to preserve this Indenture. The Trustee shall not be liable to the Issuers for failure to collect or realize upon any or all of the Collateral, or for any delay in doing so, nor shall the Trustee be under any duty to the Issuers to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Issuers or any Holder to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Liens in, or the Trustee's rights in or to, any of the Collateral or to perform on behalf of the Issuers under any Collateral Documents.

Section 10.10 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     Upon an Event of Default and so long as such Event of Default continues, the Trustee may, subject to the terms of the Rank Intercreditor Agreement and the FF&E Intercreditor Agreement, exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Issuers, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuers acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Issuers agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Issuers, of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Any cash that is Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), as the Trustee shall determine or as the Holders of the Notes shall direct pursuant to Section
6.05 hereof, (a) against the obligations for the ratable benefit of the Holders of the Notes, (b) to maintain, repair or otherwise protect the Collateral or (c) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations shall be paid over to the applicable Issuer or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

Section 10.11  TERMINATION OF SECURITY INTEREST.

     Upon the payment in full of all Obligations of the Issuers under this Indenture and the Notes, or upon Legal Defeasance, the Trustee will (at the request of the Issuers accompanied by (a) an Officers' Certificate of the Issuers to the Trustee stating that such Obligations have been paid in full and
(b) instructions from the Issuers to the Trustee to release the Liens pursuant to this Indenture and the Collateral Documents) release the Liens pursuant to this Indenture and the Collateral Documents.

Section 10.12  COOPERATION OF TRUSTEE.

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     In the event the Issuers pledge or grant a security interest in additional
Collateral, the Trustee shall cooperate with the Issuers in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Issuers engage in any transaction pursuant to Section 10.04 hereof, the Trustee shall cooperate with the Issuers in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Issuer, including by delivering and releasing the Collateral in a prompt and reasonable manner

                                   ARTICLE 11.
                              SUBSIDIARY GUARANTEES

Section 11.01  GUARANTEE.

     (a) Each Guarantor, if and when acquired or created, hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

               (1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors, if and when acquired or created, will be jointly and severally obligated to pay the same immediately. Each Guarantor, if and when acquired or created, agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantors, if and when acquired or created, hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor, if and when acquired or created, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, if and when acquired or created, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, if and when acquired or created, any amount paid

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by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor, if and when acquired or created, agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor, if and when acquired or created, further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors, if and when acquired or created, for the purpose of this Subsidiary Guarantee. The Guarantors, if and when acquired or created, will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02  LIMITATION ON GUARANTOR LIABILITY.

     Each Guarantor, if and when acquired or created, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor, if and when acquired or created, not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors, if and when acquired or created, hereby irrevocably agree that the obligations of such Guarantor, if and when acquired or created, will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, if and when acquired or created, that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor, if and when acquired or created, in respect of the obligations of such other Guarantor, if and when acquired or created, under this Article 11, result in the obligations of such Guarantor, if and when acquired or created, under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

     To evidence its Subsidiary Guarantee set forth in Section 11.01 hereof, each Guarantor, if and when acquired or created, hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as EXHIBIT E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

     Each Guarantor, if and when acquired or created, hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

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     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors, if and when acquired or created,.

     In the event that Premier or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by Section
4.18 hereof, Premier will cause such Subsidiary to comply with the provisions of
Section 4.18 hereof and this Article 11, to the extent applicable.

Section 11.04  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     Except as otherwise provided in Section 11.05 hereof, no Guarantor, if and when acquired or created, may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

               (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (2) either:

                         (a) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                         (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, if and when acquired or created, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses
(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor, if and when acquired or created, with or into Premier or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor, if and when acquired or created, as an entirety or substantially as an entirety to the Issuers or another Guarantor.

Section 11.05  RELEASES.

     (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the

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Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) Premier or a Restricted Subsidiary of Premier, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by Premier to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by Premier in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

     (b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

     (c) Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

     (d) Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01  SATISFACTION AND DISCHARGE.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

               (1) either:

                         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

                         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

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               (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either of the Issuers or any Guarantor is a party or by which either of the Issuers or any Guarantor is bound;

               (3) the Issuers or any Guarantor have paid or caused to be paid all sums payable by them under this Indenture; and

               (4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02  APPLICATION OF TRUST MONEY.

     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agents) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), interest and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; PROVIDED that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

     Notwithstanding anything in this Article 12 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 12.01 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge.

                                   ARTICLE 13.
                           JOINT AND SEVERAL LIABILITY

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Section 13.01  JOINT AND SEVERAL LIABILITY.

     (a) Notwithstanding any contrary provision contained in this Indenture, the Notes and the Collateral Documents to which both of the Issuers are a party, the representations, warranties, covenants, agreements and obligations of the Issuers, and either of them, shall be deemed joint and several. Any waiver including, without limitation, any suretyship waiver, made by either Issuer in this Indenture, the Notes or any Collateral Document to which both of the Issuers are a party shall be deemed to be made also by the other Issuer and references in any such waiver to either Issuer shall be deemed to include the other Issuer and each of them.

     (b) Notwithstanding any contrary provision contained in this Indenture, the Notes or any Collateral Document to which both of the Issuers are a party, each such document to which both Issuers are party shall be deemed to include, without limitation, the following waivers:

     Each of the Issuers hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including, without limitation,
(i) any right to require the Trustee or any of the Holders (each a "BENEFICIARY") to proceed against either of the Issuers or any other Person or to proceed against or exhaust any security held by a Beneficiary at any time or to pursue any other remedy in the power of a Beneficiary before proceeding against such Issuer or other Person, (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Obligations under the Indenture, the Notes and any of the Collateral Documents (collectively, the "NOTE OBLIGATIONS"), (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person or the failure of a Beneficiary to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any Person, (iv) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, demand, presentment, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non action on the part of a Beneficiary, any Issuer, any endorser, guarantor or creditor of either Issuer or on the part of any other Person under this or any other instrument or document in connection with any Obligation or evidence of Indebtedness held by a Beneficiary as collateral or in connection with the Note Obligations, (v) any defense based upon an election of remedies by a Beneficiary, including, without limitation, an election to proceed by non judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of either Issuer, the right of either Issuer to proceed against the other Issuer or any other Person for reimbursement, or both, (vi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (vii) any duty on the part of a Beneficiary to disclose to either Issuer any facts a Beneficiary may now or hereafter know about either of the Issuers or any other Person, regardless of whether a Beneficiary has reason to believe that any such facts materially increase the risk beyond that which such Issuer intends to assume, or has reason to believe that such facts are unknown to such Issuer, or has a reasonable opportunity to communicate such facts to the either Issuer, because each Issuer acknowledges that each Issuer is fully responsible for being and keeping informed of the financial condition of each of the Issuers or any other Person and of all circumstances bearing on the risk of non payment of any Note Obligations, (viii) any defense arising because of the election of a Beneficiary, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law, (ix) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law, (x) any claim or other rights which it may now or hereafter acquire against the other Issuer or any other Person that arises from the existence of performance of each Issuer of its obligations under this Indenture, the Notes or any Collateral Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy by a Beneficiary against the other Issuer or any collateral which a Beneficiary now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from either of the Issuers or any other Person, directly or indirectly, in cash or other property or by set off or in any other manner, payment or security on account of such claim or other rights, (xi) any rights which it may acquire by way of contribution under this Indenture, the Notes or any Collateral Document, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Person, directly or indirectly, in cash or other property or by set off or in any other manner, payment or security on account of such contribution rights, and (xii) any defense based on one action laws and any other anti deficiency protections granted to guarantors by applicable law. No failure or delay on the Trustee's part in exercising any power, right or privilege under this Indenture shall impair or waive one such power, right or privilege. Each of the Issuers acknowledges and agrees that any nonrecourse or exculpation provided for in this Indenture, the Notes or any Collateral Document, or any other provision of this Indenture, the Notes or any Collateral Document, limiting the Beneficiaries' recourse to specific collateral, or limiting the Beneficiaries' right to enforce a deficiency judgment against the Issuers, shall have absolutely no application to the Issuers' liability under this Indenture, the Notes or any Collateral Documents.

     (c) In the event of any inconsistency between the provisions of this
Article 13 and the corresponding provisions of this Indenture, the Notes or any Collateral Document to which both of the Issuers are a party, the provisions of this Indenture shall govern.

                                   ARTICLE 14.
                                  MISCELLANEOUS

Section 14.01  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 14.02  HARD ROCK LICENSE AGREEMENT ACKNOWLEDGEMENT.

     Notwithstanding any provision to the contrary contained in this Indenture, any of the Collateral Documents, the Notes or any other document, the Issuers and the Trustee hereby acknowledge that until such time as (i) the Trustee, on behalf of the Holders of the Notes, institutes an action to foreclose on the Collateral, including on Premier's rights under the Hard Rock License Agreement, or (ii) there is an occurrence of an Event of Default with respect to Premier described in Section 6.01(j) or Section 6.01(k), all revenues from the operation of the Hard Rock Hotel & Casino Biloxi shall be used first to satisfy the obligations of Premier under the Hard Rock License Agreement before the payment of any other obligation of Premier, including, without limitation, the obligations of the Issuers under the Notes.

Section 14.03  NOTICES.

     Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Issuers

     Premier Entertainment Biloxi LLC
     (d/b/a Hard Rock Hotel & Casino Biloxi)
     11400 Reichold Road
     Gulfport, MS 39503
     Telecopier No.: (228) 896-4078
     Attention:  Joseph Billhimer

     With a copy to:

     Duane Morris LLP
     227 West Monroe St.
     Chicago, IL 60606
     Telecopier No.: (312) 499-6701
     Attention: Brian P. Kerwin, Esq.

     If to the Trustee:

     U.S. Bank National Association
     Corporate Trust Department
     60 Livingston Avenue
     St. Paul, MN 55107
     Telecopier No.:  (651) 495-8097
     Attention:  Frank Leslie

     The Issuers or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 14.04  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 14.05  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.06 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.06 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.06  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.07  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.08 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND EQUITYHOLDERS.

     No past, present or future director, officer, employee, incorporator or equityholder of either of the Issuers [or any Guarantor], as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.09  GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers, any Guarantor or any of their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.11  SUCCESSORS.

     All agreements of the Issuers in this Indenture, each of the Collateral Documents to which they are a party and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 14.12  SEVERABILITY.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.13  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.14  BENEFIT OF INDENTURE

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.15  MISSISSIPPI GAMING CONTROL ACT

     Notwithstanding the provisions of Section 14.09 hereof, each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Mississippi Gaming Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control. Each Holder by accepting a Note agrees that all Holders, whether initial Holders or subsequent transferees, shall be subject to the qualifications or suitability provisions of the Mississippi Gaming Control Act.

Section 14.16  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES


Dated as of January 23, 2004

                                      PREMIER ENTERTAINMENT BILOXI LLC
                                      (d/b/a HARD ROCK HOTEL & CASINO BILOXI)


                                      By:  /s/ Joseph Billhimer
                                          --------------------------------------
                                      Name:  Joseph Billhimer
                                      Title: President, Manager and Chief
                                             Operating Officer


                                      PREMIER FINANCE BILOXI CORP.


                                      By:  /s/ Joseph Billhimer
                                          --------------------------------------
                                      Name:  Joseph Billhimer
                                      Title: President, Manager and Chief
                                             Operating Officer


                                      U.S. BANK NATIONAL ASSOCIATION


                                      By: /s/ Frank Leslie
                                          --------------------------------------
                                      Name:  Frank Leslie
                                      Title: Vice President

                                                                     EXHIBIT A-1

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                      10 3/4% First Mortgage Notes due 2012

No.___                                                             $____________

                        PREMIER ENTERTAINMENT BILOXI LLC
                     (d/b/a HARD ROCK HOTEL & CASINO BILOXI)

                          PREMIER FINANCE BILOXI CORP.

promise to pay to CEDE & CO. or registered assigns,

the principal sum of ___________________________________________________ DOLLARS
on February 1, 2012.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Dated:  January 23, 2004

                                        PREMIER ENTERTAINMENT BILOXI LLC
                                        (d/b/a HARD ROCK HOTEL & CASINO BILOXI)


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        PREMIER FINANCE BILOXI CORP.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
    --------------------------------------------
               Authorized Signatory

--------------------------------------------------------------------------------

                                      A-1-1

                                 [Back of Note]

                      10 3/4% First Mortgage Notes due 2012

[INSERT THE GLOBAL NOTE LEGEND, PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, PURSUANT TO THE PROVISIONS OF THE
INDENTURE]

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) INTEREST. Premier Entertainment Biloxi LLC, a Delaware limited liability company ("PREMIER"), and Premier Finance Biloxi Corp. a Delaware corporation ("PREMIER FINANCE" and together with Premier, the "ISSUERS"), jointly and severally, promise to pay interest on the principal amount of this Note at 10 3/4% per annum from January 23, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED, HOWEVER, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each a "RECORD DATE") and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be August 1, 2004. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT AND REGISTRAR. Initially, Standard Federal-Corporate and Institutional Trust, a division of LaSalle Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or

                                      A-1-2

     Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

          (4) INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of January 23, 2004 (the "INDENTURE") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers limited to $160.0 million in aggregate principal amount; PROVIDED that the Issuers may from time to time issue an additional $30.0 million in aggregate principal amount of Notes if the Indebtedness represented by such Notes is incurred pursuant to
     Section 4.09(b)(3) of the Indenture. The Notes are secured by the collateral set forth in the Collateral Documents.

          (5) INTERCREDITOR AGREEMENT. The rights and obligations of the Holders of the Notes are subject to the Rank Intercreditor Agreement and any FF&E Intercreditor Agreement.

          (6) OPTIONAL REDEMPTION.

               (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers will not have the option to redeem the Notes prior to February 1, 2007. On or after August 1, 2008, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of the Holders of Notes on the relevant Record Date to receive interest on the relevant Interest Payment Date:

     Year                                                    Percentage
     ----                                                    ----------
     2008...............................................       105.375%
     2009...............................................       102.688%
     2010 and thereafter................................       100.000%

               (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time on or prior to February 1, 2007, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an initial public offering of common stock of Premier; PROVIDED, that (i) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Premier and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs within 60 days of the date of the closing of such initial public offering.

               (c) Unless the Issuers default in the payment of the redemption price, interest cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

          (7) MANDATORY REDEMPTION. Except as described in Paragraphs (7) and
     (8) below, the Issuers will not be required to make mandatory redemption payments with respect to the Notes.

                                      A-1-3

          (8) MANDATORY DISPOSITION PURSUANT TO GAMING LAWS.

               (a) Each Holder, by accepting a Note, shall be deemed to have agreed that if any Gaming Authority requires that a Holder or Beneficial Owner of Notes must be licensed, qualified or found of suitable under any applicable Gaming Law, and such Holder or Beneficial Owner (i) fails to apply for a license, qualification or finding of suitability within 30 days (or such other period as may be required by the Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or is not found suitable, the Issuers will have the right, at their option, to (1) require the Holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the Gaming Authority) following the earlier of (a) the termination of the 30-day period for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (b) the date of denial of such license, qualification or finding of suitability, or
     (2) redeem the Notes of the Holder or Beneficial Owner at a redemption price equal to (a) the price determined by the Gaming Authority or (b) if the Gaming Authority does not determine a price, the least of (A) the principal amount of the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of such redemption or such earlier date as is required by the Gaming Authority, (B) the price at which such Holder or Beneficial Owner acquired or paid for the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of such redemption or such earlier date as is required by the Gaming Authority and (C) the Fair Market Value of the Notes on the date of redemption.

               (b) Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of Notes will not be licensed, qualified or found suitable, the Holder or Beneficial Owner will, to the extent required by applicable law, have no further right to (i) exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes, or (ii) receive any interest or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes, except the redemption price of the Notes.

               (c) The Issuers will notify the Trustee in writing of any such redemption pursuant to Section 3.09 of the Indenture as soon as is practicable. Any Holder or Beneficial Owner of Notes that is required to apply for a license, qualification or a finding of suitability must pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities. The Issuers will not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any such license, qualification or finding of suitability. Those expenses will the be the obligation of such Holder or Beneficial Owner of the Notes.

          (9) REPURCHASE AT THE OPTION OF HOLDER.

               (a) CHANGE OF CONTROL OFFER. If there is a Change of Control, the Issuers will be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

               (b) ASSET SALE OFFER. If Premier or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will

                                      A-1-4
     commence an offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "ASSET SALE OFFER") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes (including Additional Notes) and other PARI PASSU Indebtedness, as applicable, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including Additional Notes) and other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Premier (or such Restricted Subsidiary) may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes (including Additional Notes) and other PARI PASSU Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other PARI PASSU Indebtedness to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" attached to the Notes.

               (c) EVENT OF LOSS OFFER. If Premier or its Restricted Subsidiaries experience an Event of Loss, within ten (10) days of each date on which the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Issuers will commence an offer to all Holders of Notes (including any Additional Notes) (an "EVENT OF LOSS OFFER"), pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) [and other PARI PASSU Indebtedness] that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes), tendered pursuant to an Event of Loss Offer is less than the Excess Loss Proceeds, Premier (or such Restricted Subsidiary) may use such remaining Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes (including Additional Notes) surrendered by holders thereof exceeds the amount of the Excess Loss Proceeds, the Trustee shall select the Notes, to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Event of Loss Offer from the Authority prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Notes.

               (d) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to any Change of Control Offer, Asset Sale Offer or Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 9, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 9 by virtue of such conflict.

          (10) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be

                                      A-1-5
     redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (11) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (12) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          (13) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Collateral Documents, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing Default or Event of Default compliance with any provision of the Indenture, the Collateral Documents, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Collateral Documents, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Notes may be amended or supplemented to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Issuers' assets, (iii) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (iv) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (v) enter into additional or supplemental Collateral Documents or (vi) conform the text of the Indenture, the Collateral Documents or the Notes to any provision of the "Description of the Notes" section of the Issuers' Offering Memorandum dated January 15, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Collateral Documents or the Notes, or (vii) allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

          Any amendment to, or waiver of, the provisions of any of the Collateral Documents relating to Section 4.13 of the Indenture or Article 10 thereof will require the consent of the Holders of at least 66?% in principal amount of the Notes then outstanding.

          (14) DEFAULTS AND REMEDIES.  Events of Default include:

                                      A-1-6

               (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

               (b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

               (c) Premier or any of their Restricted Subsidiaries fails to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.11, 4.16, 4.17 or 5.01 of the Indenture;

               (d) Premier or any of its Restricted Subsidiaries fails to observe, perform or comply with any other covenant, representation, warranty or other agreement in the Indenture or the Notes not set forth in clause (c) above for 60 days;

               (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Premier or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Premier or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

               (f) certain final judgments for the payment of money aggregating in excess of $5.0 million that remain undischarged for a period of 60 days;

               (g) breach by Premier or any of its Restricted Subsidiaries of any representation or warranty or agreement in the Collateral Documents or in any certificate, document or other statement delivered in connection therewith was inaccurate on the date made or deemed made, the repudiation by Premier or any of its Restricted Subsidiaries of any of their obligations under any of the Collateral Documents, or the failure by Premier or any of its Restricted Subsidiaries for 45 days after receipt of written notice from the Trustee to comply with any of their respective obligations under the Collateral Documents;

               (h) any event of default under a Collateral Document occurs or any of the Collateral Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or Premier or any of its Restricted Subsidiaries shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable or of the same effect and priority purported to be created thereby;

               (i) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm their obligations under its Subsidiary Guarantee;

               (j) certain events of bankruptcy or insolvency with respect to Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Premier that, taken together, would constitute a Significant Subsidiary;

                                      A-1-7

               (k) termination or suspension of the Hard Rock Licensing
     Agreement;

               (l) any event of default under (1) either of the Rank Agreements or (2) the Tidelands Lease;

               (m) the failure of Premier to execute and deliver the Preferred Ship Mortgage upon the completion and delivery of the Casino Vessel;

               (n) the failure of the Hard Rock Hotel & Casino Biloxi to be Operating by the Operating Deadline;

               (o) after the Initial Operating Date, revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at the Hard Rock Hotel & Casino Biloxi for a period of more than 90 consecutive days; and

               (p) if Premier ever ceases to own less than 100% of the issued and outstanding Equity Interests of Premier Finance Biloxi Corp.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Premier that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest, premium or Liquidated Damages, if any, on the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     In the case of any Event of Default occurring after February 1, 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, upon an acceleration of the Notes, an equivalent premium will also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture or this Note to the contrary notwithstanding. If an Event of Default occurs prior to February 1, 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become due and be immediately due and payable in an amount, for each of the years beginning on February 1 of the years

                                      A-1-8
set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence:

     YEAR                                                       PERCENTAGE
     ----                                                       ----------
     2004.....................................................   110.75000%
     2005.....................................................   109.40625%
     2006.....................................................   108.06250%
     2007.....................................................   106.71875%

          (15) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

          (16) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or equityholder, of either of the Issuers, as such, will have any liability for any obligations of either of the Issuers under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (17) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (19) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of January 23, 2004, among the Issuers and the initial purchasers of the Notes or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any Additional Notes (the "REGISTRATION RIGHTS AGREEMENT").

          (20) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                      A-1-9

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, any of the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                        Premier Entertainment Biloxi LLC
                     (d/b/a Hard Rock Hotel & Casino Biloxi)
                          Premier Finance Biloxi Corp.
                               11400 Reichold Road
                               Gulfport, MS 39503
                         Telecopier No.: (228) 896-4078
                           Attention: Joseph Billhimer

                                     A-1-10

                                                                     EXHIBIT A-1

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               ---------------------------------
                                                 (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:
     ----------------

                              Your Signature:
                                             -----------------------------------
                                       (Sign exactly as your name appears on the
                                                   face of this Note)

Signature Guarantee*:
                     ----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A-1-11

                                                                     EXHIBIT A-1

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.10, 4.11 or 4.16 of the Indenture, check the appropriate box below:

          / / Section 4.10     / / Section 4.11      / /  Section 4.16

     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                                 $______________

Date:
      ----------------

                                  Your Signature:
                                                 -------------------------------
                                          (Sign exactly as your name appears on
                                                  the face of this Note)

                                  Tax Identification No.:
                                                         -----------------------

Signature Guarantee*:
                     ---------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A-1-12

                                                                     EXHIBIT A-1

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                            Principal Amount of
                       Amount of decrease in      Amount of increase in       this Global Note       Signature of authorized
                        Principal Amount of        Principal Amount of         following such          officer of Trustee or
Date of Exchange          this Global Note           this Global Note      decrease (or increase)           Custodian
----------------          ----------------           ----------------      ----------------------           ---------




*    THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                     A-1-13

                                                                     EXHIBIT A-2

                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                      10 3/4% First Mortgage Notes due 2012

No.___                                                             $____________

                        PREMIER ENTERTAINMENT BILOXI LLC
                     (d/b/a HARD ROCK HOTEL & CASINO BILOXI)

                          PREMIER FINANCE BILOXI CORP.

promise to pay to CEDE & CO. or registered assigns,

the principal sum of ___________________________________________________ DOLLARS
on February 1, 2012.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

Dated:  January 23, 2004

                                        PREMIER ENTERTAINMENT BILOXI LLC
                                        (d/b/a HARD ROCK HOTEL & CASINO BILOXI)


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        PREMIER FINANCE BILOXI CORP.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
    --------------------------------------------
               Authorized Signatory

--------------------------------------------------------------------------------

                                      A-2-1

                  [Back of Regulation S Temporary Global Note]
                      10 3/4% First Mortgage Notes due 2012

[INSERT THE GLOBAL NOTE LEGEND, PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, PURSUANT TO THE PROVISIONS OF THE
INDENTURE]

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST ISSUERS (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) INTEREST. Premier Entertainment Biloxi LLC, a Delaware limited liability company ("PREMIER"), and Premier Finance Biloxi Corp. a Delaware corporation ("PREMIER FINANCE" and together with Premier, the "ISSUERS"), jointly and severally, promise to pay interest on the principal amount of this Note at 10 3/4% per annum from January 23, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a

                                      A-2-2

     Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED, HOWEVER, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each a "RECORD DATE") and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be August 1, 2004. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Note, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

          (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT AND REGISTRAR. Initially, Standard Federal-Corporate and Institutional Trust, a division of LaSalle Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

          (4) INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of January 23, 2004 (the "INDENTURE") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers limited to $160.0 million in aggregate principal amount; PROVIDED that the Issuers may from time to time issue an additional $30.0 million in aggregate principal amount of Notes if the Indebtedness represented by such Notes is incurred

                                      A-2-3
     pursuant to Section 4.09(b)(3) of the Indenture. The Notes are secured by the collateral set forth in the Collateral Documents.

          (5) INTERCREDITOR AGREEMENT. The rights and obligations of the Holders of the Notes are subject to the Rank Intrecreditor Agreement and any FF&E Intercreditor Agreement.

          (6) OPTIONAL REDEMPTION.

               (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers will not have the option to redeem the Notes prior to February 1, 2007. On or after February 1, 2008, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of the Holders of Notes on the relevant Record Date to receive interest on the relevant Interest Payment Date:

     Year                                                       Percentage
     ----                                                       ----------
     2008..................................................        105.375%
     2009..................................................        102.688%
     2010 and thereafter...................................        100.000%

               (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time on or prior to February 1, 2007, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an initial public offering of common stock of Premier; PROVIDED, that (i) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Premier and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs within 60 days of the date of the closing of such initial public offering.

               (c) Unless the Issuers default in the payment of the redemption price, interest cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

          (7) MANDATORY REDEMPTION. Except as described in Paragraphs (7) and
     (8) below, the Issuers will not be required to make mandatory redemption payments with respect to the Notes.

          (8) MANDATORY DISPOSITION PURSUANT TO GAMING LAWS.

               (a) Each Holder, by accepting a Note, shall be deemed to have agreed that if any Gaming Authority requires that a Holder or Beneficial Owner of Notes must be licensed, qualified or found of suitable under any applicable Gaming Law, and such Holder or Beneficial Owner (i) fails to apply for a license, qualification or finding of suitability within 30 days (or such other period as may be required by the Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or is not found suitable, the Issuers will have the right, at their option, to (1) require the Holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the Gaming Authority) following the earlier of (a) the termination of the 30-day period for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (b) the date of

                                      A-2-4
     denial of such license, qualification or finding of suitability, or (2) redeem the Notes of the Holder or Beneficial Owner at a redemption price equal to (a) the price determined by the Gaming Authority or (b) if the Gaming Authority does not determine a price, the least of (A) the principal amount of the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of such redemption or such earlier date as is required by the Gaming Authority, (B) the price at which such Holder or Beneficial Owner acquired or paid for the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of such redemption or such earlier date as is required by the Gaming Authority and (C) the Fair Market Value of the Notes on the date of redemption.

               (b) Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of Notes will not be licensed, qualified or found suitable, the Holder or Beneficial Owner will, to the extent required by applicable law, have no further right to (i) exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes, or (ii) receive any interest or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes, except the redemption price of the Notes.

               (c) The Issuers will notify the Trustee in writing of any such redemption pursuant to Section 3.09 of the Indenture as soon as is practicable. Any Holder or Beneficial Owner of Notes that is required to apply for a license, qualification or a finding of suitability must pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities. The Issuers will not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any such license, qualification or finding of suitability. Those expenses will the be the obligation of such Holder or Beneficial Owner of the Notes.

          (9) REPURCHASE AT THE OPTION OF HOLDER.

               (a) CHANGE OF CONTROL OFFER. If there is a Change of Control, the Issuers will be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

               (b) ASSET SALE OFFER. If Premier or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will commence an offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "ASSET SALE OFFER") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes (including Additional Notes) and other PARI PASSU Indebtedness, as applicable, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including

                                      A-2-5

     Additional Notes) and other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Premier (or such Restricted Subsidiary) may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes (including Additional Notes) and other PARI PASSU Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other PARI PASSU Indebtedness to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" attached to the Notes.

               (c) EVENT OF LOSS OFFER. If Premier or its Restricted Subsidiaries experience an Event of Loss, within ten (10) days of each date on which the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Issuers will commence an offer to all Holders of Notes (including any Additional Notes) (an "EVENT OF LOSS OFFER"), pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes), tendered pursuant to an Event of Loss Offer is less than the Excess Loss Proceeds, Premier (or such Restricted Subsidiary) may use such remaining Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes (including Additional Notes) surrendered by holders thereof exceeds the amount of the Excess Loss Proceeds, the Trustee shall select the Notes, to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Event of Loss Offer from the Authority prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Notes.

               (d) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to any Change of Control Offer, Asset Sale Offer or Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 9, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 9 by virtue of such conflict.

          (10) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (11) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes

                                      A-2-6
     for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          (12) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          (13) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Collateral Documents, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing Default or Event of Default compliance with any provision of the Indenture, the Collateral Documents, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Collateral Documents, the Rank Intercreditor Agreement, the FF&E Intercreditor Agreement or the Notes may be amended or supplemented to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Issuers' assets, (iii) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (iv) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (v) enter into additional or supplemental Collateral Documents or (vi) conform the text of the Indenture, the Collateral Documents or the Notes to any provision of the "Description of the Notes" section of the Issuers' Offering Memorandum dated January 15, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Collateral Documents or the Notes, or (vii) allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

          Any amendment to, or waiver of, the provisions of any of the Collateral Documents relating to Section 4.13 of the Indenture or Article 10 thereof will require the consent of the Holders of at least 66?% in principal amount of the Notes then outstanding.

          (14) DEFAULTS AND REMEDIES. Events of Default include:

               (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

               (b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

                                      A-2-7

               (c) Premier or any of their Restricted Subsidiaries fails to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.11, 4.16, 4.17 or 5.01 of the Indenture;

               (d) Premier or any of its Restricted Subsidiaries fails to observe, perform or comply with any other covenant, representation, warranty or other agreement in the Indenture or the Notes not set forth in clause (c) above for 60 days;

               (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Premier or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Premier or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

               (f) certain final judgments for the payment of money aggregating in excess of $5.0 million that remain undischarged for a period of 60 days;

               (g) breach by Premier or any of its Restricted Subsidiaries of any representation or warranty or agreement in the Collateral Documents or in any certificate, document or other statement delivered in connection therewith was inaccurate on the date made or deemed made, the repudiation by Premier or any of its Restricted Subsidiaries of any of their obligations under any of the Collateral Documents, or the failure by Premier or any of its Restricted Subsidiaries for 45 days after receipt of written notice from the Trustee to comply with any of their respective obligations under the Collateral Documents;

               (h) any event of default under a Collateral Document occurs or any of the Collateral Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or Premier or any of its Restricted Subsidiaries shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable or of the same effect and priority purported to be created thereby;

               (i) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm their obligations under its Subsidiary Guarantee;

               (j) certain events of bankruptcy or insolvency with respect to Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Premier that, taken together, would constitute a Significant Subsidiary;

               (k) termination or suspension of the Hard Rock Licensing
     Agreement;

               (l) any event of default under (1) either of the Rank Agreements or (2) the Tidelands Lease;

                                      A-2-8

               (m) the failure of Premier to execute and deliver the Preferred Ship Mortgage upon the completion and delivery of the Casino Vessel;

               (n) the failure of the Hard Rock Hotel & Casino Biloxi to be Operating by the Operating Deadline;

               (o) after the Initial Operating Date, revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at the Hard Rock Hotel & Casino Biloxi for a period of more than 90 consecutive days; and

               (p) if Premier ever ceases to own less than 100% of the issued and outstanding Equity Interests of Premier Finance Biloxi Corp.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Premier or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Premier that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest, premium or Liquidated Damages, if any, on the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     In the case of any Event of Default occurring after February 1, 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, upon an acceleration of the Notes, an equivalent premium will also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture or this Note to the contrary notwithstanding. If an Event of Default occurs prior to February 1, 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become due and be immediately due and payable in an amount, for each of the years beginning on February 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence:

     YEAR                                                       PERCENTAGE
     ----                                                       ----------
     2004.....................................................   110.75000%
     2005.....................................................   109.40625%

                                      A-2-9

     YEAR                                                       PERCENTAGE
     ----                                                       ----------
     2006.....................................................   108.06250%
     2007.....................................................   106.71875%

          (15) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

          (16) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or equityholder, of either of the Issuers, as such, will have any liability for any obligations of either of the Issuers under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (17) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (19) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of January 23, 2004, among the Issuers and the initial purchasers of the Notes or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any Additional Notes (the "REGISTRATION RIGHTS AGREEMENT").

          (20) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                     A-2-10

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, any of the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                        Premier Entertainment Biloxi LLC
                     (d/b/a Hard Rock Hotel & Casino Biloxi)
                              Premier Finance Corp.
                               11400 Reichold Road
                               Gulfport, MS 39503
                         Telecopier No.: (228) 896-4078
                           Attention: Joseph Billhimer

                                     A-2-11

                                                                     EXHIBIT A-2

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:
     ----------------

                              Your Signature:
                                             -----------------------------------
                                       (Sign exactly as your name appears on the
                                                   face of this Note)

Signature Guarantee*:
                     ----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A-2-12

                                                                     EXHIBIT A-2

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.10, 4.11 or 4.16 of the Indenture, check the appropriate box below:

          / / Section 4.10      / / Section 4.11       / / Section 4.16

     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

Date:
      ----------------

                                  Your Signature:
                                                 -------------------------------
                                          (Sign exactly as your name appears on
                                                  the face of this Note)

                                  Tax Identification No.:
                                                         -----------------------

Signature Guarantee*:
                     ---------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A-2-13

                                                                     EXHIBIT A-2

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE


     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges in part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

                                                                            Principal Amount of
                       Amount of decrease in      Amount of increase in       this Global Note       Signature of authorized
                        Principal Amount of        Principal Amount of         following such          officer of Trustee or
Date of Exchange          this Global Note           this Global Note      decrease (or increase)           Custodian
----------------          ----------------           ----------------      ----------------------           ---------



                                     A-2-14

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Premier Entertainment Biloxi LLC
(d/b/a Hard Rock Hotel & Casino Biloxi)
Premier Finance Biloxi Corp.
11400 Reichold Road
Gulfport, MS  39503
Telephone: (228) 896-4000
Telecopy:  (228) 896-4078
Attention: Joseph Billhimer

U.S. Bank National Association
Corporate Trust Department
60 Livingston Avenue
St. Paul, MN 55107
Telephone:
Telecopy:  (651) 495-8097
Attention: Frank Leslie

     Re: 10 3/4% First Mortgage Notes due 2012
         -------------------------------------

     Reference is hereby made to the Indenture, dated as of January 23, 2004 (the "INDENTURE"), among Premier Entertainment Bilxoi LLC, a Delaware limited liability company ("PREMIER"), Premier Finance Biloxi Corp., a Delaware corporation ("PREMIER FINANCE" and, together with Premier, the "ISSUERS"), and U.S. Bank National Association, as trustee (the "TRUSTEE").

     ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

     2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the

Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

     3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) / / such Transfer is being effected to the Issuers or a subsidiary thereof;

                                       or

               (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

     4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

     (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                        ----------------------------------------
                                               [Insert Name of Transferor]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

     Dated:
           ---------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

               (a)  / /  a beneficial interest in the:

                    (i)    / / 144A Global Note (CUSIP _________), or

                    (ii)   / / Regulation S Global Note (CUSIP _________), or

                    (iii)  / / IAI Global Note (CUSIP _________); or

               (b)  / /  a Restricted Definitive Note.

     2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

               (a)  / /  a beneficial interest in the:

                    (i)    / / 144A Global Note (CUSIP _________), or

                    (ii)   / / Regulation S Global Note (CUSIP _________), or

                    (iii)  / / IAI Global Note (CUSIP _________); or

                    (iv)   / / Unrestricted Global Note (CUSIP _________); or

               (b)  / /  a Restricted Definitive Note; or

               (c)  / /  an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Premier Entertainment Biloxi LLC
(d/b/a Hard Rock Hotel & Casino Biloxi)
Premier Finance Biloxi Corp.
11400 Reichold Road
Gulfport, MS  39503
Telephone: (228) 896-4000
Telecopy:  (228) 896-4078
Attention: Joseph Billhimer

U.S. Bank National Association
Corporate Trust Department
60 Livingston Avenue
St. Paul, MN 55107
Telephone:
Telecopy:  (651) 495-8097
Attention: Frank Leslie

     Re:  10 3/4% First Mortgage Notes due 2012
          -------------------------------------

                              (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of January 23, 2004 (the "INDENTURE"), among Premier Entertainment Biloxi LLC, a Delaware limited liability company ("PREMIER"), Premier Finance Biloxi Corp., a Delaware corporation ("PREMIER FINANCE and, together with Premier, the "ISSUERS"), and U.S. Bank National Association, as trustee (the "TRUSTEE").

     __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

     1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

     (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive

Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

     (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                     -------------------------------------------
                                             [Insert Name of Transferor]


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

Dated:
      ---------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Premier Entertainment Biloxi LLC
(d/b/a Hard Rock Hotel & Casino Biloxi)
Premier Finance Biloxi Corp.
11400 Reichold Road
Gulfport, MS  39503
Telephone: (228) 896-4000
Telecopy:  (228) 896-4078
Attention: Joseph Billhimer

U.S. Bank National Association
Corporate Trust Department
60 Livingston Avenue
St. Paul, MN 55107
Telephone:
Telecopy:  (651) 495-8097
Attention: Frank Leslie

     Re:  10 3/4% First Mortgage Notes due 2012
          -------------------------------------

     Reference is hereby made to the Indenture, dated as of January 23, 2004 (the "INDENTURE"), among Premier Entertainment Biloxi LLC, a Delaware limited liability company ("PREMIER"), Premier Finance Biloxi Corp., a Delaware corporation ("PREMIER FINANCE" and, together with Premier, the "ISSUERS"), and U.S. Bank National Association, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

     (a)  / /  a beneficial interest in a Global Note, or

     (b)  / /  a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form

                                                                       EXHIBIT D

reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     -------------------------------------------
                                         [Insert Name of Accredited Investor]


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

Dated:
      ---------------------

                                                                       EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January __, 2004 (the "INDENTURE"), among Premier Entertainment Biloxi LLC, a Delaware limited liability company ("PREMIER"), Premier Finance Biloxi Corp., a Delaware corporation ("PREMIER FINANCE" and, together with Premier, the "ISSUERS"), and U.S. Bank National Association, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                     [NAME OF GUARANTOR(S)]


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT F

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

     SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ________________, 200__, among __________________ (the "GUARANTEEING
SUBSIDIARY"), a subsidiary of Premier Entertainment Biloxi LLC (or its permitted successor), a Delaware limited liability ("PREMIER"), Premier Finance Biloxi Corp., a Delaware corporation ("PREMIER FINANCE" and, together with Premier, the "ISSUERS"), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of January 23, 2004 providing for the issuance of 10 3/4% First Mortgage Notes due 2012 (the "NOTES");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including, but not limited to, Article 11 thereof.

     4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                                                       EXHIBIT F

     6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

                                                                       EXHIBIT F

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

     Dated:_______________, 20__

                                     PREMIER ENTERTAINMENT BILOXI LLC
                                     (d/b/a HARD ROCK HOTEL & CASINO BILOXI)


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:


                                     PREMIER FINANCE BILOXI CORP.


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:


                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trustee

                                     By:
                                        ----------------------------
                                        Authorized Signatory

                                                                       EXHIBIT G

                     [FORM OF FF&E INTERCREDITOR AGREEMENT]

                                                                       EXHIBIT H

                      [FORM OF MISSISSIPPI BOND INDENTURE]

                                                                       EXHIBIT I

                    [FORM OF MISSISSIPPI BOND LOAN AGREEMENT]

                                                                       EXHIBIT J

                  [FORM OF MISSISSIPPI BOND PURCHASE CONTRACT]

                                                                       EXHIBIT K

                        [FORM OF PREFERRED SHIP MORTGAGE]


                             [See Attached Exhibits]

                                                                       EXHIBIT L

                 [FORM OF CASINO VESSEL TITLE POLICY COMMITMENT]

                                                                       EXHIBIT M

            [FORM OF OPINION OF COUNSEL RE: PREFERRED SHIP MORTGAGE]


                                       M-1